(CONFORMED COPY)

$45,000,000

SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of

March 31, 1995

among

HALLWOOD ENERGY PARTNERS, L.P.,

HEP OPERATING PARTNERS, L.P.,

EDP OPERATING, LTD.,

EM NOMINEE PARTNERSHIP COMPANY,

CONCISE OIL AND GAS PARTNERSHIP,

MAY ENERGY PARTNERS OPERATING PARTNERSHIP LTD.,

THE BANKS LISTED HEREIN

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent
                                       and

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                               as Collateral Agent


                               TABLE OF CONTENTS1




                                    ARTICLE 1

                                   DEFINITIONS

 SECTION 1.01.  Definitions   . . . . . . . . . . . . . . . . . . . . . . .    1
 SECTION 1.02.  Uniform Definitions   . . . . . . . . . . . . . . . . . . .    8


                                    ARTICLE 2

                            AMOUNT AND TERMS OF LOAN

 SECTION 2.01.  The Loans and Commitment  . . . . . . . . . . . . . . . . .    8
 SECTION 2.02.  Principal Repayments  . . . . . . . . . . . . . . . . . . .    8
 SECTION 2.03.  Borrowing Alternatives  . . . . . . . . . . . . . . . . . .    9
 SECTION 2.04.  Interest Rate   . . . . . . . . . . . . . . . . . . . . . .    9
 SECTION 2.05.  Computation of Interest   . . . . . . . . . . . . . . . . .   12
 SECTION 2.06.  Borrowing Procedure   . . . . . . . . . . . . . . . . . . .   12
 SECTION 2.07.  Continuation Options  . . . . . . . . . . . . . . . . . . .   14
 SECTION 2.08.  Conversion Options  . . . . . . . . . . . . . . . . . . . .   14


     1 The Table of Contents is not a part of this Agreement.

 SECTION 2.09.  Optional Prepayments, Termination or Reduction of Commitments
                                                                              15
 SECTION 2.10.  Mandatory Prepayments   . . . . . . . . . . . . . . . . . .   16
 SECTION 2.11.  Payments  . . . . . . . . . . . . . . . . . . . . . . . . .   16
 SECTION 2.12.  Interest  . . . . . . . . . . . . . . . . . . . . . . . . .   17
 SECTION 2.13.  Reimbursement of Certain Funding Losses   . . . . . . . . .   18
 SECTION 2.14.  Increased Costs   . . . . . . . . . . . . . . . . . . . . .   19
 SECTION 2.15.  Basis for Determining Fixed Rates Inadequate  . . . . . . .   20
 SECTION 2.16.  Illegality  . . . . . . . . . . . . . . . . . . . . . . . .   22
 SECTION 2.17.  Foreign Taxes   . . . . . . . . . . . . . . . . . . . . . .   23
 SECTION 2.18.  Substitution of Banks   . . . . . . . . . . . . . . . . . .   24
 SECTION 2.19.  Participants' Expenses  . . . . . . . . . . . . . . . . . .   24
 SECTION 2.20.  Commitment Fees   . . . . . . . . . . . . . . . . . . . . .   25
 SECTION 2.21.  Engineering Fee   . . . . . . . . . . . . . . . . . . . . .   25
 SECTION 2.22.  Agents' Fees  . . . . . . . . . . . . . . . . . . . . . . .   25
 SECTION 2.23.  Participation Fee   . . . . . . . . . . . . . . . . . . . .   25


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

 SECTION 3.01.  Existence   . . . . . . . . . . . . . . . . . . . . . . . .   26
 SECTION 3.02.  Power and Authorization   . . . . . . . . . . . . . . . . .   26
 SECTION 3.03.  Binding Obligations   . . . . . . . . . . . . . . . . . . .   27
 SECTION 3.04.  No Legal Bar or Resultant Lien  . . . . . . . . . . . . . .   27
 SECTION 3.05.  No Consent  . . . . . . . . . . . . . . . . . . . . . . . .   27
 SECTION 3.06.  Financial Condition   . . . . . . . . . . . . . . . . . . .   27
 SECTION 3.07.  Investments and Guaranties  . . . . . . . . . . . . . . . .   28
 SECTION 3.08.  Liabilities; Litigation   . . . . . . . . . . . . . . . . .   28
 SECTION 3.09.  Taxes; Governmental Charges   . . . . . . . . . . . . . . .   28
 SECTION 3.10.  Titles, etc   . . . . . . . . . . . . . . . . . . . . . . .   28
 SECTION 3.11.  Defaults  . . . . . . . . . . . . . . . . . . . . . . . . .   29
 SECTION 3.12.  Casualties; Taking of Properties  . . . . . . . . . . . . .   29
 SECTION 3.13.  Use of Proceeds; Margin Stock   . . . . . . . . . . . . . .   29
 SECTION 3.14.  Compliance with the Law   . . . . . . . . . . . . . . . . .   30
 SECTION 3.15.  Compliance with ERISA   . . . . . . . . . . . . . . . . . .   30
 SECTION 3.16.  No Material Misstatements   . . . . . . . . . . . . . . . .   30
 SECTION 3.17.  Investment Company Act  . . . . . . . . . . . . . . . . . .   30
 SECTION 3.18.  Public Utility Holding Company Act  . . . . . . . . . . . .   30
 SECTION 3.19.  Partnership Agreements  . . . . . . . . . . . . . . . . . .   31
 SECTION 3.20.  Location of the Borrower  . . . . . . . . . . . . . . . . .   31
 SECTION 3.21.  Gas Imbalances  . . . . . . . . . . . . . . . . . . . . . .   31
 SECTION 3.22.  General Partners  . . . . . . . . . . . . . . . . . . . . .   31
 SECTION 3.23.  Other Financing Documents   . . . . . . . . . . . . . . . .   31
 SECTION 3.24.  Subsidiaries of Borrowers   . . . . . . . . . . . . . . . .   32
 SECTION 3.25.  Environmental Matters   . . . . . . . . . . . . . . . . . .   32


                                    ARTICLE 4

                                    COVENANTS

 SECTION 4.01.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33


                                    ARTICLE 5

                                    DEFAULTS

 SECTION 5.01.  Events of Default   . . . . . . . . . . . . . . . . . . . .   33
 SECTION 5.02.  Notice of Default   . . . . . . . . . . . . . . . . . . . .   33


                                    ARTICLE 6

                                   CONDITIONS

 SECTION 6.01.  Effectiveness   . . . . . . . . . . . . . . . . . . . . . .   34
 SECTION 6.03.  All Loans   . . . . . . . . . . . . . . . . . . . . . . . .   36


                                    ARTICLE 7

                                    THE AGENT

 SECTION 7.01.  Appointment and Authorization   . . . . . . . . . . . . . .   37
 SECTION 7.02.  Agent and Affiliates  . . . . . . . . . . . . . . . . . . .   37
 SECTION 7.03.  Action by Agent   . . . . . . . . . . . . . . . . . . . . .   37
 SECTION 7.04.  Consultation with Experts   . . . . . . . . . . . . . . . .   37
 SECTION 7.05.  Liability of Agent  . . . . . . . . . . . . . . . . . . . .   37
 SECTION 7.06.  Indemnification   . . . . . . . . . . . . . . . . . . . . .   38
 SECTION 7.07.  Credit Decision   . . . . . . . . . . . . . . . . . . . . .   38
 SECTION 7.08.  Successor Agent   . . . . . . . . . . . . . . . . . . . . .   38


                                    ARTICLE 8

                                  MISCELLANEOUS

 SECTION 8.01.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . .   39
 SECTION 8.02.  No Waivers  . . . . . . . . . . . . . . . . . . . . . . . .   39
 SECTION 8.03.  Expenses; Documentary Taxes   . . . . . . . . . . . . . . .   40
 SECTION 8.04.  Sharing of Set-Offs   . . . . . . . . . . . . . . . . . . .   40
 SECTION 8.05.  Amendments and Waivers  . . . . . . . . . . . . . . . . . .   40
 SECTION 8.06.  Successors and Assigns  . . . . . . . . . . . . . . . . . .   41
 SECTION 8.07.  New York Law  . . . . . . . . . . . . . . . . . . . . . . .   43
 SECTION 8.08.  Counterparts; Integration   . . . . . . . . . . . . . . . .   43
 SECTION 8.09.  Joint and Several Obligations   . . . . . . . . . . . . . .   43

Schedule A    --  Uniform Definitions

Schedule A-1  --  Affiliated Partnerships

Schedule B    --  Uniform Covenants

Schedule B-1  --  Compliance Certificate

Schedule B-2  --  Disclosures

Schedule C    --  Uniform Events of Default

Schedule D    --  Collateral


Exhibit A     --  Note

Exhibit B     --  Opinion of Counsel for the Borrowers

Exhibit C     --  Opinion of Special Counsel for the Agent

Exhibit D     --  Assignment and Assumption Agreement

Exhibit E     --  Prudential Amendment

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

          AGREEMENT dated as of March 31, 1995 among HALLWOOD ENERGY PARTNERS, L.P., HEP OPERATING PARTNERS, L.P., EDP OPERATING, LTD., EM NOMINEE PARTNERSHIP COMPANY, CONCISE OIL AND GAS PARTNERSHIP, MAY ENERGY PARTNERS OPERATING PARTNERSHIP LTD., the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Collateral Agent.

          WHEREAS, Hallwood Energy Partners, L.P., a Delaware Limited Partnership ("HEP"), HEP Operating Partners, L.P., a Delaware limited partnership ("HEP Operating"), EDP Operating, Ltd., a Colorado limited partnership ("Operating"), EM Nominee Partnership Company, a Colorado general partnership ("Nominee"), Concise Oil and Gas Partnership, a Colorado general partnership ("Concise"), May Energy Partners Operating Partnership LTD., a Texas limited partnership ("MEPO") (singularly the "Borrower" and collectively the "Borrowers"), the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent and First Union National Bank of North Carolina, as Collateral Agent, are parties to an Amended and Restated Credit Agreement dated as of May 7, 1990 (as amended prior to the Effective Date (as defined below), the "Original Agreement"); and

          WHEREAS, the Borrowers have asked the Banks, and the Banks have agreed, on the terms and conditions set forth below, to amend the definition of Drawdown Termination Date contained in the Original Agreement and to amend certain other provisions of the Original Agreement;

          NOW, THEREFORE, the parties hereto hereby agree that, on and as of the Effective Date, the Original Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE 1

                                   DEFINITIONS

          SECTION 1.01. Definitions. The following terms as used herein, have the following meanings:

          "Adjusted CD Rate" has the meaning set forth in Section 2.04.

          "Adjusted Euro-Dollar Rate" has the meaning set forth in Section 2.04.

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrowers) duly completed by such Bank.

          "Advance Notice" means written, telegraphic or telecopier notice (which in each case shall be irrevocable except as otherwise provided in Section 2.15) from the Borrowers to be received by the Agent before 11:00 a.m., New York time, by the number of Domestic Business Days or Euro-Dollar Business Days in advance of any borrowing, conversion, continuation or prepayment of any Loan pursuant to this Agreement as respectively indicated below:

  (i)   CD Loans           -  2 Domestic Business Days;

 (ii)   Euro-Dollar Loans  -  3 Euro-Dollar Business
                                Days; and

(iii)   Base Rate Loans    -  Same Day Notice

For the purpose of determining the respectively applicable Loan in the case of the conversion from one type of Loan into another, the Loan with respect to which the longer notice period applies shall control.

          "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

          "Agreement" means the Original Agreement, as amended and restated by this Amended Agreement on the Effective Date and as the same may be further amended or restated from time to time in accordance with the terms hereof.

          "Amended Agreement" means this Second Amended and Restated Credit Agreement dated as of March 31, 1995 among the Borrowers, the Banks listed herein and Morgan Guaranty Trust Company of New York, as Agent.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

          "Assessment Rate" has the meaning set forth in Section 2.04.

          "Assignee" has the meaning set forth in Section 8.06(c).

           "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 8.06(c) and their respective successors and assigns.

          "Bank Obligations" means obligations of the Borrowers under this Agreement and the Notes, including, without limitation, the obligations of the Borrowers to pay the principal of and interest on the Loans and all other amounts payable by the Borrowers hereunder.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the sum of 1/2 of 1% plus the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means a Loan made by a Bank under this Agreement at such time as it is made or maintained at an interest rate based on the Base Rate.

          "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrowers at the same time by the Banks pursuant to Article II or continued or converted pursuant to Section 2.07 or 2.08, respectively. A Borrowing is a "Domestic Borrowing" if such Loans are Domestic Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Domestic Borrowing is a "CD Borrowing" if such Domestic Loans are CD Loans or a "Base Rate Borrowing" if such Domestic Loans are Base Rate Loans.

          "CD Loan" means a Loan made by a Bank under this Agreement at such time as it is made or maintained at an interest rate based on the Adjusted CD Rate.

          "CD Rate" has the meaning set forth in Section 2.04.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Domestic Loans" means CD Loans or Base Rate Loans or both.

          "Domestic Reserve Percentage" has the meaning set forth in Section
2.04.

          "Drawdown Termination Date" means the earlier to occur of May 31, 1997 or the date on which the Borrowers elect to commence the Term Period.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrowers and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both or such offices, as the context may require.

          "Effective Date" means the date this Amended Agreement becomes effective in accordance with Section 6.01.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrowers and the Agent.

          "Euro-Dollar Loan" means a loan made by a Bank under this Agreement at such time as it is made or maintained at an interest rate based on the Adjusted Euro-Dollar Rate.

          "Euro-Dollar Rate" has the meaning set forth in Section 2.04.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.04.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

          "Fixed Rate Borrowing" means a CD Borrowing or a Euro-Dollar
Borrowing.

          "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or both.

          "Foreign Taxes" has the meaning assigned in Section 2.17.

          "Hallwood G.P." means Hallwood G.P. Inc., a Delaware corporation.

          "HEC" means Hallwood Energy Corporation, a Texas corporation, which is the sole general partner of Hallwood and HEP Operating.

          "Highest Lawful Rate" means, with respect to any Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Note of such Bank under laws applicable to such Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          "Increased Costs" has the meaning assigned in Section 2.14.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending 1, 2, 3 or 6 months thereafter, as the Borrowers may elect in the applicable Advance Notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.02 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrowers may elect in the applicable Advance Notice; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.02 but does not end on such date, then (i) the principal amount (if any) of each CD Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such CD Loan shall have an Interest Period determined as set forth above.

          "Loan" means a Domestic Loan or a Euro-Dollar Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or both.

          "Note" means a promissory note of the Borrowers substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrowers to repay the Loans, together with any and all renewals, extensions for any period, increases or rearrangements thereof.

          "Note Purchase Agreement" means the Amended and Restated Note Purchase Agreement dated as of May 7, 1990 between Prudential and the Borrowers, as amended from time to time.

          "Original Agreement" has the meaning set forth in the first WHEREAS clause to this Agreement.

          "Original Notes" and "Original Note" mean, respectively, (i) the promissory notes of the Borrowers issued pursuant to the Original Agreement to evidence loans made by the Banks thereunder and (ii) a single Original Note.

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section 8.06(b).

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

          "Principal Repayment" means the repayment of principal on the Notes required in Section 2.02.

          "Principal Repayment Dates" means the dates on which the principal of the Loans is required to be repaid pursuant to Section 2.02.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

          "Regulatory Change" means any change after the date of this Amended Agreement in United States federal, state or foreign laws, rules or regulations or the adoption or making after such date of any interpretations, directives or requests of or under any United States federal, state or foreign laws, rules or regulations (whether or not having the force of law) by any court or governmental authority or reserve bank or comparable agency charged with the interpretation or administration thereof.

          "Revolving Credit Period" means the period from the Effective Date to and including the Drawdown Termination Date.

          "Term Date" means the earlier to occur of May 31, 1997 or the last day of May, August, November or February which first occurs after the date on which the Borrowers elect to commence the Term Period.

          "Term Period" means the period commencing immediately after the Drawdown Termination Date during which principal repayments are made pursuant to
Section 2.02.

          SECTION 1.02. Uniform Definitions. Terms used herein which are defined in Schedule A and not otherwise defined herein are used herein with the meanings therein specified. Terms used in Schedules A, B, C, D and E shall have the meanings specified in Schedule A.

                                    ARTICLE 2

                            AMOUNT AND TERMS OF LOAN

          SECTION 2.01. The Loans and Commitment. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, the Banks severally agree to make during the Revolving Credit Period revolving credit Loans to the Borrowers from time to time in such amounts as the Borrowers may request up to the maximum amount hereinafter stated and the Borrowers may make borrowings and prepayments (as permitted or required in Sections 2.09 and 2.10 hereof) and reborrowings in respect thereof. Each Borrowing under this Section shall be made from the several Banks ratably in proportion to their respective Commitments.

          To evidence the Loans made by each Bank pursuant to this Section, the Borrowers will issue, execute and deliver to each Bank a Note in the principal amount of the Commitment of such Bank and dated as of the date of issuance of the Note and payable in installments as provided in Section 2.02.

          SECTION 2.02. Principal Repayments. Pursuant to Section 2.11, the Borrowers will repay the principal amount outstanding on each Note in sixteen
(16) equal quarterly installments, commencing on the Term Date and thereafter on the last day of each consecutive 3 month period. Any optional prepayments of principal made during the Term Period shall be applied ratably to reduce the remaining quarterly Principal Repayments. Any mandatory prepayments of principal made during the Term Period as required by Section 2.10 hereof shall be applied to reduce the remaining quarterly Principal Repayments in the inverse order of their maturity.

          SECTION 2.03.  Borrowing Alternatives.

          (a) During the Revolving Credit Period, Loans may be either (i) CD Loans, (ii) Euro-Dollar Loans, (iii) Base Rate Loans or (iv) a combination thereof, as elected by the Borrowers or otherwise applicable in accordance with Sections 2.06, 2.07, or 2.08 or subsection 2.04(e).

          (b) During the Term Period, the Borrowers may have outstanding at any time either (i) CD Loans, (ii) Euro-Dollar Loans, (iii) Base Rate Loans or (iv) a combination thereof as elected by the Borrowers or otherwise applicable in accordance with Sections 2.06, 2.07 or 2.08 or subsection 2.04(e), but no more than four (4) Borrowings outstanding at any one time.

          SECTION 2.04.  Interest Rate.

          (a) Each Bank's CD Loans shall bear interest on the unpaid principal amount thereof until payment in full thereof at a rate per annum equal to the sum of (i) the Adjusted CD Rate for each Interest Period applicable thereto plus
(ii) 1.8750% per annum, but in no event to exceed the Highest Lawful Rate of such Bank; provided that if any CD Loan or any portion thereof shall, as a result of clause (2) (b) (i) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan or portion thereof shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period.

          The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) determined according to the following formula:

                          (    CDR     )
              ACDR   =    ( ---------- )  + AR
                          ( 1.00 - DRP )

              ACDR   =    Adjusted CD Rate
               CDR   =    CD Rate
               DRP   =    Domestic Reserve Percentage
                AR   =    Assessment Rate

          The "CD Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the prevailing rate per annum bid at 10:00 AM (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase of face value from Morgan Guaranty Trust Company of New York of its certificates of deposit in an amount comparable to the unpaid principal amount of the CD Loan of such Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. section 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (b) Each Bank's Euro-Dollar Loans shall bear interest on the unpaid principal amount thereof until payment in full thereof at a rate per annum equal to the sum of (i) the Adjusted Euro-Dollar Rate for each Interest Period applicable thereto plus (ii) 1.750% per annum, but in no event to exceed the Highest Lawful Rate of such Bank.

          The "Adjusted Euro-Dollar Rate" applicable to any Interest Period means a rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) determined according to the following formula:

         AEDR   =             Euro-Dollar Rate
                   (1.00 - Euro-Dollar Reserve Percentage)

         AEDR   =  Adjusted Euro-Dollar Rate

          The "Euro-Dollar Rate" applicable to any Interest Period means the rate per annum at which deposits in dollars are offered to Morgan Guaranty Trust Company of New York in the London interbank market at approximately 11:00 AM (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Bank to which such Interest Period is to apply for a period of time comparable to such Interest Period.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted Euro-Dollar Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (c) Each Bank's Base Rate Loans shall bear interest on the unpaid principal amount thereof until payment in full thereof at a varying rate per annum at all times equal to the Base Rate, but in no event to exceed the Highest Lawful Rate of such Bank.

          (d) Interest shall be payable (i) as to any Base Rate Loan on the last day of each May, August, November and February, commencing on the first of such days to occur after such Loan is made, and on the maturity of each Bank's Note and (ii) as to any Fixed Rate Loan, on the last day of each Interest Period applicable thereto; provided that if any Interest Period of more than three months is selected for any Fixed Rate Loan (if permitted by other terms of this Agreement), interest shall also be payable with respect to such Loan on the quarterly interest payment dates for the Base Rate Loans to the extent that such quarterly payment date may be prior to the end of such Interest Period.

          (e) If all or any portion of the principal amount of any Loan of any Bank or interest thereon shall not be paid when due, such past due principal amount and past due interest shall bear interest for each day until paid in full at a rate per annum equal to the sum of 2% plus the Base Rate for such day, but in no event to exceed the Highest Lawful Rate of such Bank.

          (f) The rate of interest applicable to any Loan for any day shall increase by 1/4 of 1% over the otherwise applicable rate if the Debt Ratio exceeds 80%; provided that the rate of interest applicable to any Loan of any Bank shall in no event exceed the Highest Lawful Rate of such Bank. For purposes of calculations under this subsection (f), the "Debt Ratio" for any day shall be the percentage equivalent of a fraction (x) the numerator of which is the daily average aggregate unpaid principal amount of Debt of the Borrowers for the period of 30 consecutive days ending on such day, whether beginning before or after the date of this Agreement, and (y) the denominator of which is the daily average Debt Limit for such period. The Borrowers shall notify the Agent timely of any change in the Debt Ratio which would result in a change in the rate of interest applicable to any Loan.

          (g) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrowers and each Bank of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. In the absence of notice from any Bank to the effect that the rate of interest otherwise payable for its account hereunder (computed as provided herein) exceeds the Highest Lawful Rate applicable to such Bank, which notice shall specify such Highest Lawful Rate and the basis of computation thereof, the Agent may conclusively assume that the rate of interest provided for herein does not exceed such Highest Lawful Rate and shall incur no liability to any party by virtue thereof.

          SECTION 2.05. Computation of Interest. Commitment fees and interest on all Loans and other Indebtedness shall be computed on the basis of a 360 day year and paid for the actual number of days elapsed (including the first day but excluding the last day), unless such computation would result in a usurious rate for any Bank, in which case interest for the account of such Bank shall be computed on the basis of a year of 365 or 366 days, as the case may be. The Agent shall promptly notify the Borrowers of each determination of an Adjusted CD Rate or an Adjusted Euro-Dollar Rate.

          SECTION 2.06.  Borrowing Procedure.

          (a) The Borrowers shall give Advance Notice to the Agent prior to the proposed borrowing date. Such notice shall specify (i) the amount to be borrowed; (ii) the borrowing date (which shall be a Euro-Dollar Business Day, in the case of Euro-Dollar Loans, or a Domestic Business Day, in the case of CD Rate Loans or Base Rate Loans); (iii) whether the Loans comprising such Borrowing are to be Euro-Dollar Loans, Base Rate Loans, CD Loans or a combination thereof (in which case the portions shall be specified in such notice); and (iv) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the definition of Interest Period. Each Borrowing shall be in the principal amount of $1,000,000 ($3,000,000 in the case of the first Borrowing under this Amended Agreement) or any whole multiple of $1,000,000 in excess thereof or the amount of the total remaining Commitment available for borrowing.

          (b) Upon receipt of an Advance Notice, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Advance Notice shall not thereafter be revocable by the Borrowers.

          (c) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 8.01. Unless the Agent determines that any applicable condition specified in Article 6 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrowers at the Agent's aforesaid address.

          (d) If any Bank makes a new Loan hereunder on a day on which the Borrowers are to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrowers to the Agent as provided in Section 2.11, as the case may be.

          (e) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (c) and (d) of this Section 2.06 and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at
(i) in the case of the Borrowers, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
2.04 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. The failure of any Bank to make such share available to the Agent on the date specified therefor shall not relieve any other Bank of its obligation to make its share available to the Agent on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make such share available to the Agent.

          SECTION 2.07.  Continuation Options.

          (a) The Borrowers may elect to continue all or any part of any CD Borrowing beyond the expiration of the then current Interest Period relating thereto by giving Advance Notice to the Agent of such election, specifying the CD Borrowing or portion thereof to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrowers shall be deemed to have elected to convert such CD Borrowing to a Base Rate Borrowing pursuant to Subsection 2.08(a).

          (b) The Borrowers may elect to continue all or any part of any Euro-Dollar Borrowing beyond the expiration of the then current Interest Period relating thereto by giving Advance Notice to the Agent of such election, specifying the Euro-Dollar Borrowing or portion thereof to be continued. In the absence of such a timely and proper election, the Borrowers shall be deemed to have elected to convert such Euro-Dollar Borrowing to a Base Rate Borrowing pursuant to Subsection 2.08(b).

          (c) All or any part of any Fixed Rate Borrowing may be continued as provided herein, provided that (i) any continuation of any such Borrowing shall be (as to each Borrowing as continued for an applicable Interest Period) in the principal amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Fixed Rate Borrowing shall be converted to a Base Rate Borrowing on the last day of the Interest Period applicable thereto.

          SECTION 2.08. Conversion Options. (a) The Borrowers may elect to convert any CD Borrowing on the last day of the then current Interest Period relating thereto to a Euro-Dollar Borrowing or Base Rate Borrowing, or a combination thereof, by giving Advance Notice to the Agent of such election, specifying, if electing one or more Euro-Dollar Borrowings, each Interest Period therefor.

          (b) The Borrowers may elect to convert any Euro-Dollar Borrowing on the last day of the then current Interest Period relating thereto to a CD Borrowing or Base Rate Borrowing, or a combination thereof, by giving Advance Notice to the Agent of such election.

          (c) The Borrowers may elect to convert a Base Rate Borrowing at any time or from time to time to a CD Borrowing or Euro-Dollar Borrowing or a combination thereof by giving Advance Notice to the Agent of such election, specifying each Interest Period therefor.

          (d) All or any part of any outstanding Borrowing may be converted as provided herein, provided that any conversion of any such Borrowing into a Fixed Rate Borrowing shall be (as to each such Borrowing into which there is a conversion for an applicable Interest Period) in the principal amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof. If no Default shall have occurred and be continuing, each Borrowing may be converted as provided in this Section. If a Default shall have occurred and be continuing, no Borrowing may be converted into a Fixed Rate Borrowing.

          SECTION 2.09. Optional Prepayments, Termination or Reduction of Commitments. (a) The Borrowers may, at their option, as to any Base Rate Borrowing at any time and from time to time and as to any Fixed Rate Borrowing only on the last day of the Interest Period applicable thereto, prepay any Borrowing, in whole or in part, without premium or penalty, upon giving Advance Notice to the Agent. Such notice shall specify the date and amount of prepayment and the Borrowing to which such prepayment is to be applicable.

          Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrowers. The payment amount specified in such notice shall be due and payable on the date specified. Each prepayment shall be, in the case of any Borrowing, in the principal amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof or the balance outstanding of such Borrowing. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

          (b) During the Revolving Credit Period, the Borrowers may, upon at least three Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of $1,000,000 or any whole multiple of $1,000,000, in excess thereof, the unused portions of the Commitments. If the Commitments are terminated in their entirety, all accrued commitment fees shall be payable on the effective date of such termination.

          SECTION 2.10. Mandatory Prepayments. (a) In the event that the aggregate unpaid principal amount of Debt of the Borrowers at any time exceeds the Debt Limit then most recently determined, the Borrowers shall, on or before thirty (30) days from the earlier of the Agent's notification to the Borrowers of such excess or the Borrowers' otherwise becoming aware of such excess either
(i) cause additional Property to be added to the Hydrocarbon Borrowing Base such that the Debt Limit as redetermined by the Majority Lenders after giving effect thereto will be increased by the amount of such excess, and the Borrowers will deliver to the Agent within said period such title opinions and other title information that the Borrowers have access to showing that the Borrowers have good and indefeasible title to such Property; or (ii) prepay the Notes in an aggregate principal amount which is at least equal to the Sharing Percentage of such excess; or (iii) eliminate such excess by a combination of the actions contemplated by clauses (i) and (ii).

          (b) In the event that any mandatory prepayment is required under the Note Purchase Agreement, other than regularly scheduled installments of principal, under circumstances when subsection (a) of this Section 2.10 is not applicable, the Borrowers shall simultaneously with such prepayment prepay a ratably equivalent principal amount of the Notes.

          SECTION 2.11. Payments. (a) All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees under a Note or Commitment or any other Bank Obligation shall be made without setoff or counterclaim not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address specified in Section 8.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. All prepayments shall be applied first to fees and expenses, next to interest due and owing and then to principal on the Notes. If any payment under a Note (other than any payment on a Euro-Dollar
Loan) becomes due and payable on a day other than a Domestic Business Day, the maturity thereof shall be extended to the next succeeding Domestic Business Day and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Euro-Dollar Loan becomes due and payable on a day other than a Euro-Dollar Business Day, the maturity thereof is extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls on another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day, and pursuant to the terms of this Agreement, interest on the principal outstanding thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Banks hereunder that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrowers shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.12. Interest. It is the intention of the parties hereto that each Bank shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to a Bank under laws applicable to it (including the laws of the United States of America or any other jurisdiction whose laws may be mandatorily applicable notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in a Note, this Agreement or in any Collateral Document or other agreement entered into in connection with or as security for a Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to a Bank that is contracted for, taken, reserved, charged or received by such Bank under a Note, this Agreement or under any of the other aforesaid Collateral Document or other agreements or otherwise in connection with a Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by such Bank on the principal amount of its Bank Obligations as selected by such Bank (or, if the principal amount of its Bank Obligations shall have been paid in full, refunded by such Bank to the Borrowers); and (ii) in the event that the maturity of a Note is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Bank as of the date of such acceleration or prepayment and if theretofore paid, shall be credited by such Bank on the principal amount of its Bank Obligations as selected by such Bank (or, if the principal amount of its Bank Obligations shall have been paid in full, refunded by such Bank to the Borrowers). To the extent that any Bank located in Texas may be subject to Texas law limiting the amount of interest payable for its account, such Bank shall utilize the indicated (weekly) rate ceiling from time to time in effect as provided in Article 5069-1.04 of the Revised Civil Statutes of Texas, as amended. In no event shall the provisions of Article 5069, Chapter 15 of the Revised Civil Statutes of Texas (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to any Loan made hereunder.

          SECTION 2.13. Reimbursement of Certain Funding Losses. Without prejudice to any other provision of this Agreement, in the event that a Bank shall incur any loss or expense after making reasonable efforts to minimize any such loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank to fund or maintain all or any portion of the outstanding principal amount of any Fixed Rate Loan, but excluding loss of margin) as a result of

          (a) payment, prepayment or conversion of such principal amount of such Fixed Rate Loan on a date other than the last day of any Interest Period applicable thereto, whether pursuant to Section 2.08, 2.09 or 2.10 or otherwise, or

          (b) any failure by the Borrowers to borrow, continue or convert into, such Fixed Rate Loan on the date or in the amount specified in an Advance Notice given pursuant to this Agreement,

then the Borrowers shall pay to the Agent, on demand, such amount as will reimburse such Bank for such loss or expense. A certificate setting forth in reasonable detail any additional amounts payable pursuant to the foregoing submitted by such Bank shall be prima facie evidence of such amounts, absent manifest error.

          SECTION 2.14. Increased Costs. (a) If, as the result of any Regulatory Change:

          (i) a Bank (or its Applicable Lending Office) shall be subjected to any tax of any kind whatsoever with respect to the Agreement, a Note or any Fixed Rate Loan made by it, or the basis of taxation of payments to the Bank of principal, interest, fees or any other amount payable under this Agreement or a Note shall be changed (except for changes in the rate of tax on the overall net income of such Bank or such Applicable Lending Office imposed by the jurisdiction in which such Bank's principal office or such Applicable Lending Office is located); or

          (ii) any reserve, special deposit, compulsory loan, insurance assessment or similar requirement is imposed, modified or deemed applicable against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of a Bank (in excess, and without duplication, of those taken into account in computing the Domestic Reserve Percentage, Euro-Dollar Reserve Percentage and Assessment Rate); or

          (iii) any other condition affecting this Agreement, a Note or any of its Fixed Rate Loans is imposed on a Bank;

and the result of any of the foregoing is to increase the cost to such Bank of making, maintaining or funding any of its Fixed Rate Loans or to reduce any amount receivable in respect of such Fixed Rate Loans (such increases in cost and reductions in amounts receivable being hereinafter called "Increased Costs"), then, in any such case, the Borrowers shall promptly pay to such Bank, within ten Domestic Business Days of its demand, such additional amount which will compensate such Bank for such Increased Cost as determined by such Bank. Upon receiving demand from a Bank pursuant to subsection (a) of this Section and at any time thereafter (unless and until such Bank has rescinded such demand) at the option of the Borrowers and upon giving Advance Notice to the Agent, the Borrowers may (i) in any case where such Increased Costs are applicable to Euro-Dollar Loans, convert to Base Rate Loans or CD Loans all outstanding Euro-Dollar Loans made by such Bank or (ii) in any case where such Increased Costs are applicable to CD Loans, convert to Base Rate Loans or Euro-Dollar Loans all outstanding CD Rate Loans made by such Bank. Upon any such conversion of the Fixed Rate Loans of any Bank, the Borrowers shall pay to such Bank, in accordance with Section 2.13, such amounts as may be necessary to compensate such Bank for any loss or expense sustained or incurred by such Bank in respect of such Fixed Rate Loans as a result of such conversion.

          It is understood that in compensating a Bank for taxes pursuant to the preceding paragraph, the amount of compensation shall include such additional amounts as may be necessary so that every net payment of principal, interest, fees or other amount payable under this Agreement, after taxes (including taxes levied on any additional interest paid pursuant to this subsection), will not be less than the corresponding amount provided for in this Agreement.

          (b) If any Bank shall have determined that any Regulatory Change has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which it could have achieved but for such Regulatory Change (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) A Bank will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, compensation pursuant to subsection (a) of this Section and will not be otherwise disadvantageous to such Bank.

          (d) Determinations by a Bank for purposes of this Section of the effect of any Regulatory Change on its costs of making, maintaining or funding Fixed Rate Loans or on amounts receivable by it in respect of Fixed Rate Loans or on its rate of return on capital, and of the additional amounts required to compensate such Bank in respect of any Increased Cost or reduced return, shall be based upon such Bank's certification in reasonable detail as to the amount thereof, which certificate shall be prima facie evidence thereof, absent manifest error.

          (e) If a Bank receives a refund or credit in respect of such Increased Costs from a Person other than the Borrowers, such Bank shall reimburse the Borrowers for the amount of such refund or credit not to exceed the amount actually paid by the Borrowers to such Bank in respect of such Increased Costs.

          SECTION 2.15. Basis for Determining Fixed Rates Inadequate. In the event that:

          (a) the Agent shall have determined in good faith that by reason of circumstances affecting the domestic market for certificates of deposit generally, adequate and reasonable means do not exist for ascertaining the Adjusted CD Rate applicable pursuant to subsection 2.04(a) for any Interest Period elected by the Borrowers with respect to (1) a proposed Borrowing that the Borrowers have requested be made as a CD Borrowing, (2) a CD Borrowing that will result from the requested conversion of a Base Rate or Euro-Dollar Borrowing into a CD Borrowing, or (3) the continuation of an outstanding CD Borrowing beyond the expiration of the then current Interest Period applicable thereto, or the Agent shall have determined in good faith that the Adjusted CD Rate will not adequately and fairly reflect the cost to the Banks of making, maintaining or funding a proposed Borrowing that the Borrowers have requested be made or continued as or converted into a CD Borrowing, then the Agent shall promptly give notice of such determination to the Borrowers on the borrowing date for such CD Borrowing, the conversion date of such Base Rate Borrowing or Euro-Dollar Borrowing or the last day of such Interest Period. If such notice is given, and subject to the Borrowers' right (if the required Advance Notice can then be given) pursuant to Section 2.06,
     2.07 or 2.08 to request a Euro-Dollar Borrowing in lieu of a requested CD Borrowing or to convert to or to continue a Euro-Dollar Borrowing in lieu of converting to a CD Borrowing (for which limited purpose the Advance Notice pertaining to such CD Borrowing shall be revocable),
     (i) any requested CD Borrowing shall be made as a Base Rate Borrowing;
     (ii) any Base Rate Borrowing that was to have been converted to a CD Borrowing shall be continued as a Base Rate Borrowing; (iii) any Euro-Dollar Borrowing that was to have been converted to a CD Borrowing shall be converted to a Base Rate Borrowing and (iv) any outstanding CD Borrowing shall be converted, on the last day of the then current Interest Period applicable thereto, to a Base Rate Borrowing. Until such notice has been withdrawn by the Agent, no further CD Loans shall be made nor shall the Borrowers have the right to convert Base Rate Loans or Euro-Dollar Loans to CD Loans;

          (b) the Agent shall have determined in good faith that by reason of circumstances affecting the interbank Euro-Dollar market generally adequate and reasonable means do not exist for ascertaining the Adjusted Euro-Dollar Rate applicable pursuant to subsection 2.04(b) for any Interest Period elected by the Borrowers with respect to (1) a proposed Borrowing that the Borrowers have requested be made as a Euro-Dollar Borrowing, (2) a Euro-Dollar Borrowing that will result from the requested conversion of a Base Rate Borrowing or a CD Borrowing into a Euro-Dollar Borrowing or (3) the continuation of an outstanding Euro-Dollar Borrowing beyond the expiration of the then current Interest Period applicable thereto, or the Agent shall have determined in good faith that the Adjusted Euro-Dollar Rate will not adequately and fairly reflect the cost to the Banks of making, maintaining or funding a proposed Borrowing that the Borrowers have requested be made or continued as or converted into a Euro-Dollar Borrowing, then the Agent shall promptly give notice of such determination to the Borrowers at least one Euro-Dollar Business Day prior to, as the case may be, the borrowing date for such Euro-Dollar Borrowing, the conversion date of such Base Rate Borrowing or CD Borrowing or the last day of such Interest Period. If such notice is given, and subject to the Borrower's right (if the required Advance Notice can then be given) pursuant to Section 2.06, 2.07 or 2.08 to request a CD Borrowing in lieu of a requested Euro-Dollar Borrowing or to convert to or to continue a CD Borrowing in lieu of converting to a Euro-Dollar Borrowing (for which limited purpose the Advance Notice pertaining to such Euro-Dollar Borrowing shall be revocable), (i) any requested Euro-Dollar Borrowing shall be made as a Base Rate Borrowing, (ii) any Base Rate Borrowing that was to have been converted to a Euro-Dollar Borrowing shall be continued as a Base Rate Borrowing, (iii) any CD Borrowing that was to have been converted to a Euro-Dollar Borrowing shall be converted to a Base Rate Borrowing and
     (iv) any outstanding Euro-Dollar Borrowing shall be converted on the last day of the then current Interest Period applicable thereto to a Base Rate Borrowing. Until such notice has been withdrawn by the Agent, no further Euro-Dollar Loans shall be made nor shall the Borrowers have the right to convert Base Rate Loans or CD Rate Loans to Euro-Dollar Loans.

          SECTION 2.16. Illegality. Notwithstanding any other provision in this Agreement, if, as a result of any Regulatory Change, it shall be unlawful or impossible for a Bank (or its Applicable Lending Office) to make, maintain or fund any Fixed Rate Loans as contemplated by this Agreement, such Bank's obligation hereunder to make the affected Fixed Rate Loans shall forthwith be canceled provided that such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for such cancellation and will not be otherwise disadvantageous to such Bank. Immediately upon any such cancellation, if it shall be unlawful or impossible to maintain any Fixed Rate Loans then outstanding, all such Fixed Rate Loans of such Bank then outstanding shall be converted automatically to Base Rate Loans. Such Bank shall promptly give written notice to the Borrowers and the Agent of any such conversion. If any such conversion of a Fixed Rate Loan is made prior to the last day of the then current Interest Period therefor, the Borrowers shall pay to such Bank in accordance with Section 2.13, such amount or amounts as may be necessary to compensate such Bank for any loss or expense sustained or incurred by such Bank in respect of such Fixed Rate Loan as a result of such conversion. A certificate setting forth in reasonable detail any additional amounts payable pursuant to the foregoing sentence submitted by such Bank to the Borrowers shall be prima facie evidence of such amounts, absent manifest error.

          SECTION 2.17. Foreign Taxes. (a) All payments made by the Borrowers for the account of any Bank under its Note or this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country including the United States of America (or by any political subdivision or taxing authority thereof or therein), excluding net income and franchise taxes now or hereafter imposed by the United States of America, by any state of the United States of America or by any political subdivision or taxing authority thereof or therein, or by the country in which such Bank's Euro-Dollar Lending Office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being hereinafter called "Foreign Taxes"). If any Foreign Taxes are required to be withheld from any amounts payable to such Bank under its Note or this Agreement, the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Foreign Taxes) interest or any such other amounts payable thereunder or hereunder at the rates or in the amounts specified in its Note or this Agreement. Whenever any Foreign Tax is payable by the Borrowers, as promptly as possible thereafter, the Borrowers shall send the Agent an original official receipt showing payment thereof. If a Bank receives a refund or credit in respect of such Foreign Taxes from a Person other than the Borrowers, such Bank shall reimburse the Borrowers for the amount of such refund or credit not to exceed the amount actually paid by the Borrowers to or for the account of such Bank in respect of such Foreign Taxes.

          (b) At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrowers and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrowers and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          SECTION 2.18. Substitution of Banks. If (i) the obligation of any Bank to make Euro-Dollar Loans has been canceled pursuant to Section 2.16 or
(ii) any Bank has demanded compensation under Section 2.14 or 2.17, the Borrowers shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank.

          SECTION 2.19. Participants' Expenses. All costs, losses, expenses, or liabilities of a Bank reimbursable pursuant to this Article 2 by the Borrowers shall also include all costs, losses, expenses, or liabilities of any lenders participating through such Bank in this Agreement, a Note, or any Fixed Rate Loan. A certificate setting forth in reasonable detail any additional amounts payable pursuant to the foregoing sentence submitted by such Bank to the Borrowers shall be prima facie evidence of such amounts, absent manifest error.

          SECTION 2.20. Commitment Fees. During the Revolving Credit Period, the Borrowers shall pay to the Agent for the account of each Bank (which payment shall be distributed to each Bank ratably in accordance with each Bank's Commitment) a commitment fee at the rate of 1/2 of 1% per annum on the daily average amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans. Subject to Section 2.09(b) hereof, such commitment fees shall accrue from and including the Effective Date to but excluding the last day of the Revolving Credit Period and shall be payable quarterly on each March 31, June 30, September 30 and December 31 during the Revolving Credit Period and on the last day of the Revolving Credit Period.

          SECTION 2.21. Engineering Fee. The Borrowers agree to pay to the Agent and to each of the Banks other than Morgan Guaranty Trust Company of New York a non-refundable fee of $5,000 and $3,750, respectively, per annum on each anniversary of the date hereof to reimburse them for certain engineering and other costs. If the Petroleum Property changes substantially after the date hereof, the Agent shall have the right, in its reasonable discretion, to modify such fee to reflect increased engineering and other costs.

          SECTION 2.22. Agents' Fees. In addition to the origination fee payable to the Agent for its own account as heretofore agreed with the Borrowers, the Borrowers agree to pay the Agent and the Collateral Agent $7,500 and $7,500, respectively, on the Effective Date and on each anniversary thereof to reimburse the Agent and the Collateral Agent for certain administrative costs in connection with this Agreement and the Collateral Documents.

          SECTION 2.23. Participation Fee. The Borrowers shall pay on the Effective Date to the Agent for the account of the Banks ratably a participation fee equal to 1/8 of 1% of the Commitments.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Banks to enter into this Amended Agreement, the Borrowers represent and warrant to the Banks (which representations and warranties will survive the delivery of the Notes and the making of the Loans thereunder) that:

          SECTION 3.01. Existence. HEP and HEP Operating are each a limited partnership duly formed pursuant to the Uniform Limited Partnership Act of the State of Delaware. MEPO is a limited partnership duly formed pursuant to the Uniform Limited Partnership Act of the State of Texas. Nominee and Concise are each a general partnership duly formed pursuant to the Uniform Partnership Act of the State of Colorado. Operating is a limited partnership duly formed pursuant to the Uniform Limited Partnership Act of the State of Colorado. HEC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Hallwood G.P. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Borrower and each General Partner have full power and authority pursuant to the laws under which such Borrower or General Partner was formed to conduct its business. Each Borrower and each General Partner is duly authorized to do business as a foreign partnership or corporation, as the case may be, wherever the nature of its Properties or of its activities requires such authorization, except where the failure to so qualify would not have a materially adverse effect on its business and operations.

          SECTION 3.02. Power and Authorization. Each Borrower has full power and authority under its respective Partnership Agreement and the Uniform Limited Partnership Act or Uniform Partnership Act of the States of Delaware, Colorado and Texas, as the case may be, to create and issue the Notes; each Borrower has full power and authority under its respective Partnership Agreement and the Uniform Limited Partnership Act or Uniform Partnership Act of the States of Delaware, Colorado and Texas, as the case may be, to execute, deliver and perform the Financing Documents, including this Agreement, to which it is a party; and all necessary action on the part of each Borrower requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance of the Financing Documents, including this Agreement, to which each Borrower is a party has been duly and effectively taken (except for such actions that the Financing Documents contemplate will be taken after the date hereof) and all necessary action on the part of each General Partner of the Borrowers requisite for the execution, delivery and performance on behalf of each Borrower of the Notes and the Financing Documents, including this Agreement, to which each Borrower is a party has been duly and effectively taken (except for such actions that the Financing Documents contemplate will be taken after the date hereof). No action or consent is required of the limited partners, if any, of any Borrower in connection with the due creation and issuance of the Notes and for the due execution, delivery and performance of the Financing Documents, including this Agreement.

          SECTION 3.03. Binding Obligations. This Agreement and other Financing Documents do, and the Notes to which any Borrower is a party upon their creation, issuance, execution and delivery in accordance with this Agreement will, constitute valid and binding obligations of such Borrower, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          SECTION 3.04. No Legal Bar or Resultant Lien. The Notes and the Financing Documents, including this Agreement, to which each Borrower is a party and the compliance with and performance by each Borrower of the terms thereof do not and will not violate any provisions of its respective Partnership Agreement or any material contract, agreement, instrument or Governmental Requirement presently in effect to which such Borrower is subject, or result in the creation or imposition of any Lien upon Properties of such Borrower, other than those permitted by the Financing Documents.

          SECTION 3.05. No Consent. Each Borrower's execution, delivery and performance of the Notes and the Financing Documents, including this Agreement, to which such Borrower is a party do not require the consent or approval of any Person which has not been obtained, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof, except for approvals or consents required for the transfer of interests in oil and gas leases by certain governmental bodies under the terms of the oil and gas leases issued by such governmental bodies.

          SECTION 3.06. Financial Condition. The Financial Statements, which have been delivered to the Banks, have been prepared in accordance with generally accepted accounting principles, consistently applied, and present fairly the financial condition and cash flows of the Borrowers as at the date or dates and for the period or periods stated (subject only to normal year-end audit adjustments with respect to such unaudited interim statements). No change, either individually or in the aggregate, has since occurred in the condition, financial or otherwise, of the Borrowers which would have a Material Adverse Effect, except as disclosed on Schedule B-2.

          SECTION 3.07. Investments and Guaranties. At the date of this Amended Agreement, none of the Borrowers has made investments in, advances to or guaranties of the obligations of any Person, except as reflected in the Financial Statements or disclosed to the Banks in Schedule B-2 hereto.

          SECTION 3.08. Liabilities; Litigation. Except for liabilities incurred in the normal course of business, none of the Borrowers has at the date of this Amended Agreement any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the Financial Statements or disclosed to the Banks in Schedule B-2 hereto. Except as disclosed in the Financial Statements or disclosed to the Banks in Schedule B-2 hereto, at the date of this Amended Agreement there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrowers, threatened against or affecting any Borrower which involves the reasonable possibility of any judgment or liability not fully covered by insurance, and which would have a Material Adverse Effect. No unusual or unduly burdensome restriction, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business or Properties of the Borrowers, except as disclosed to the Banks in the Financial Statements or disclosed in Schedule B-2 hereto.

          SECTION 3.09. Taxes; Governmental Charges. Each Borrower has filed all Federal and, to the best of its knowledge, all material state and local tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or upon its Properties or income which are due and payable, including interest and penalties, except for any taxes, assessments, fees and other governmental charges with respect to which the Borrowers have set aside on their books any reserve required by generally accepted accounting principles.

          SECTION 3.10. Titles, etc. Except as disclosed on Schedule B-2 hereto, each Borrower has good title to its material (individually or in the aggregate) Properties (including record title to all of the oil and gas Properties which such Borrower has identified to the Banks for use in determining the Debt Limit (as defined in Schedule B)), free and clear of all Liens except (i) Liens referred to in the Financial Statements, (ii) Liens disclosed to the Banks in Schedule B-2 hereto, (iii) Excepted Liens, or (iv) Liens otherwise permitted by this Agreement or the other Financing Documents. Each Borrower has delivered to the Collateral Agent copies of the most recent title opinions with respect to the Properties it has commissioned for Properties having a fair market value in excess of $100,000; provided that the Collateral Agent shall not have any duty to review such title opinions or determine the ownership of any such Petroleum Property.

          SECTION 3.11. Defaults. None of the Borrowers is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default (in any respect which would have a Material Adverse Effect) under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of such Borrower, or under any material agreement or instrument to which such Borrower is a party or by which it is bound, except as disclosed to the Banks in Schedule B-2 hereto. No Default hereunder has occurred and is continuing.

          SECTION 3.12. Casualties; Taking of Properties. Since the date of the Financial Statements, neither the business nor the Properties of the Borrowers have been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property of the Borrowers or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy, the occurrence of which would have a Material Adverse Effect.

          SECTION 3.13. Use of Proceeds; Margin Stock. The proceeds of the Loans shall be used for working capital purposes and to refinance the Borrowers' Debt. Except as permitted by Section 19(n) of Schedule B, no proceeds of any Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U. None of the Borrowers is engaged principally, or as one of the Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks. None of the Borrowers nor any Person acting on behalf of the Borrowers has taken or will take any action which might cause the Notes or any of the Financing Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

          SECTION 3.14.  Compliance with the Law.  None of the Borrowers:

        (a)  is in violation of any Governmental Requirement; and

        (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its Properties or the conduct of its business;

which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

          SECTION 3.15. Compliance with ERISA. Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the Controlled Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which in either case has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 3.16. No Material Misstatements. No information, exhibit or report furnished to the Banks by the Borrowers in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

          SECTION 3.17. Investment Company Act. None of the Borrowers is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 3.18. Public Utility Holding Company Act. None of the Borrowers is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 3.19. Partnership Agreements. The Borrowers have delivered to the Banks true and correct copies of the Partnership Agreements and the certificate of limited partnership of each Borrower which is a limited partnership. Such documents have not been modified or terminated except for non-material changes to the names and addresses of the limited partners, if any; and the Partnership Agreements and the certificate of limited partnership of each Borrower which is a limited partnership are in full force and effect as of the date hereof. None of the Borrowers nor any General Partner nor, to the best knowledge of the Borrowers, any other Person is in default under any Partnership Agreement or any certificate of limited partnership of any Borrower which is a limited partnership, except as disclosed to the Banks in Schedule B-2 hereto.

          SECTION 3.20. Location of the Borrower. Each Borrower's principal place of business is either Denver, Colorado or Dallas, Texas and the chief executive office is located at 3710 Rawlins, Suite 1500, Dallas, Texas 75219.

          SECTION 3.21. Gas Imbalances. Except as set forth on Schedule B-2 or specifically disclosed in the Borrowers' financial statements or a Reserve Report, there are no gas imbalances, take or pay or other prepayments with respect to any Borrower's oil and gas Properties which would require the Borrowers to deliver hydrocarbons produced from any of the Borrowers' oil and gas Properties at some future time without then or thereafter receiving full payment therefor which would exceed $200,000 in the aggregate.

          SECTION 3.22. General Partners. HEC is the sole general partner of HEP and HEP Operating. Hallwood G.P. is the sole general partner of Operating and MEPO. Hallwood G.P. and Operating are the only general partners of Nominee and Concise. HEC and Hallwood G.P. are each a corporation duly organized and legally existing and in good standing under the laws of its state of incorporation, and each is duly qualified as a foreign corporation in all jurisdictions where the Mortgaged Property is located.

          SECTION 3.23. Other Financing Documents. The representations and warranties contained in the other Financing Documents are true and correct as of the date of this Amended Agreement.

          SECTION 3.24. Subsidiaries of Borrowers. Each corporate Subsidiary, if any, of the Borrowers is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each of the Affiliated Partnerships is a partnership duly formed pursuant to the laws of its jurisdiction of formation. The business which each of the Affiliated Partnerships carries on and which it proposes to carry on may lawfully be carried on by it and its partners in partnership form. Each of the Affiliated Partnerships is duly authorized to do business as a partnership in all jurisdictions wherein the property owned or business transacted by it makes such qualification necessary and where such qualification is provided for, except where the failure to be so qualified would not have a material adverse effect on its business, assets, property or condition (financial or otherwise).

          SECTION 3.25. Environmental Matters. In the ordinary course of its business, each Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of such Borrower and its Subsidiaries, if any, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, each Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business (as it is being conducted on the date such representation is being made), financial condition, results of operations or prospects of such Borrower and its Subsidiaries, considered as a whole.

                                    ARTICLE 4

                                    COVENANTS

          SECTION 4.01. The Borrowers agree that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid, each will perform and comply with each of the "Uniform Covenants" set forth in Schedule B hereto, unless such compliance and performance shall have been specifically waived in writing by the Majority Lenders.

                                    ARTICLE 5

                                    DEFAULTS

          SECTION 5.01. Events of Default. If any Event of Default not specifically waived in writing by the Majority Lenders shall have occurred, then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrowers declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice of any kind, all of which are hereby waived by the Borrowers; provided that in the case of any of the Events of Default specified in Sections (g) or (h) of Schedule C with respect to any Borrower, without any notice to any Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrowers.

          SECTION 5.02. Notice of Default. The Agent shall give notice to the Borrowers of a Default under Schedule C promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                    ARTICLE 6

                                   CONDITIONS

          SECTION 6.01. Effectiveness. This Amended Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 8.05):

          (a) Agreement - the Agent shall have received counterparts of this Amended Agreement signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) Note - the Agent shall have received for the account of each Bank an executed Note, duly and validly issued, dated on or before the Effective Date;

          (c) Certificates - the Agent shall have received a signed copy of a certificate of the Secretary or an Assistant Secretary or other appropriate officer of each of the Borrowers (or if such Borrower is a partnership, a General Partner of such Borrower) certifying (i) the names and true signatures of the Authorized Persons authorized to sign the Notes, and the Collateral Documents to which the Borrowers or the General Partners are or will be a party and the other documents or certificates to be delivered pursuant thereto, (ii) the resolutions of the Board of Directors (or equivalent body) of the Borrowers and of each General Partner authorizing the transactions contemplated hereby to which the Borrowers or such General Partner are/is or will be a party, together with all documents evidencing other necessary partnership or corporate action with respect to any thereof, (iii) no amendments to the true copies of the Partnership Agreements delivered to the Agent prior to the Effective Date; (iv) no amendments to the true copy of the Articles of Incorporation and By-Laws of HEC and Hallwood G.P. delivered to the Agent prior to the Effective Date;

          (d) Opinion of Borrowers' Counsel - the Agent shall have received from Andrews & Kurth, counsel for the Borrowers, an opinion substantially to the effect of Exhibit B hereto and covering such additional matters as the Majority Lenders may reasonably request;

          (e) Opinion of Agent's Counsel - the Agent shall have received from Davis Polk & Wardwell, special counsel for the Agent, an opinion in substantially the form of Exhibit C hereto;

          (f) the Collateral Agent shall have received duly executed counterparts of the documents numbered (C)(1)(g), (C)(2)(d), C(3)(c),(D)(4)(g), (D)(5)(c), (D)(5)(c), (D)(6)(c), (D)(7)(b),(E)(2)(d),
     (E)(5)(d) listed on Schedule D;

          (g) Prudential - the Agent shall have received duly executed counterparts of an amendment substantially in the form of Exhibit E; and

          (h) Other - the Agent shall have received such other documents as it may reasonably have requested;

Provided that this Amended Agreement shall not become effective or be binding on any party hereto nor shall any representation or warranty contained in Article 3 hereof be deemed to be made unless and until all of the foregoing conditions are satisfied not later than April 10, 1995. The Agent shall promptly notify the Borrowers and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. On the Effective Date the Original Agreement will be automatically amended and restated in its entirety to read as set forth herein. On and after the Effective Date the rights and obligations of the parties hereto shall be governed by this Amended Agreement; provided that
(x) any breach of any representation or warranty contained in the Original Agreement, the Note or any other Financing Document (as such terms are defined in the Original Agreement), which breach occurred prior to the Effective Date, shall survive and be actionable following the Effective Date and (y) rights and obligations of the parties hereto with respect to the period prior to the Effective Date shall continue to be governed by the provisions of the Original Agreement; except that to the extent any provision of this Amended Agreement constitutes a waiver of an obligation of Borrowers under the Original Agreement, such waiver shall be effective with respect to the Original Agreement. No failure of a Bank so to cancel and return its Original Note shall affect the validity of its new Note. The Agent shall promptly notify the Borrowers and the Banks of the effectiveness of this Amended Agreement, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 6.02. Transitional Provisions. On the Effective Date but subject to the conditions set forth in Section 6.01 hereof, the Euro-Dollar Loans and Domestic Loans, as such terms are defined under the Original Agreement, outstanding to each Bank thereunder shall be deemed to be the initial Euro-Dollar Loans or Domestic Loans, as the case may be, made by such Bank under this Amended Agreement, it being the intention of the parties hereto that (i) all indebtedness evidenced by the Original Notes shall, on and after the Effective Date, be solely evidenced by the Notes, (ii) the Loans outstanding under the Original Agreement on the Effective Date shall continue to be outstanding on such date as Domestic Loans or Euro-Dollar Loans, as appropriate, having Interest Periods identical to the corresponding interest periods under the Original Agreement and bearing interest as provided with respect to Loans in
Article II hereof the same as if such Loans were originally requested and made under this Amended Agreement instead of the Original Agreement and (iii) the liens created by the Collateral Documents on the properties and assets described therein shall be carried forward and continue in full force and effect for the purpose of securing the Notes. Upon receipt of its Note, each Bank will mark its Original Note "Replaced" and in due course return its Original Note to HEP.

          SECTION 6.03. All Loans. The obligation of each Bank to make its Loan on the occasion of each Borrowing pursuant to this Agreement is subject to the following conditions precedent:

          (a) Advance Notice - the Agent shall have received Advance Notice in accordance with Section 2.06 which shall be true and correct and shall be duly and properly executed and completed by the Borrowers;

          (b) No Default - immediately before and after such Loan, no Default shall have occurred and be continuing;

          (c) Representations and Warranties - the representations and warranties of the Borrowers contained in this Agreement are true and correct in all material respects on and as of the date of such Loan (other than those representations and warranties contained in Sections 3.07 and
     3.08 which are and correct on and as of the date of this Amended
     Agreement);

          (d) No Material Adverse Change - there shall have occurred no event or condition having, in the sole opinion of the Required Banks, a Material Adverse Effect; and

          (e) Opinions of Counsel - solely if such Borrowing is the first Borrowing under this Amended Agreement, the Collateral Agent shall have received on or prior to the date of such Borrowing all the opinions of counsel referred to in Section 36 of Schedule B.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such borrowing as to the facts specified in subsections (b) and (c) of this Section.

                                    ARTICLE 7

                                    THE AGENT

          SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or affiliate of the Borrowers as if it were not the Agent hereunder.

          SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 5.

          SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrowers; (iii) the satisfaction of any condition specified in Article 6, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective officers, employees or agents (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder, including the indemnitee's ordinary negligence.

          SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrowers, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                                    ARTICLE 8

                                  MISCELLANEOUS

          SECTION 8.01. Notices. (a) All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of Borrowers or the Agent, at its address or telex or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article 2 shall not be effective until received.

          (b) Each Borrower hereby authorizes any other Borrower to act on its behalf in giving or receiving notices or making elections or determinations pursuant to Article 2 and authorizes the Agent to rely conclusively on any notice given by, or election or determination made by, any Borrower pursuant to
Article 2, and to give notices to which are required to be given to such Borrower to any other Borrower on behalf of such Borrower. In case of any conflict between notices given, or elections or determinations made, by any Borrower and ones given or made by all the Borrowers, those given or made by HEP shall prevail.

          SECTION 8.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 8.03.  Expenses; Documentary Taxes.  The Borrowers shall pay
(i) all out-of-pocket expenses of the Agent and the Collateral Agent, including fees and disbursements of special counsel for the Agent and special counsel for the Collateral Agent, in connection with the preparation of the Financing Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrowers shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of any Financing Document.

          SECTION 8.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of obligations of the Borrowers other than obligations under the Notes. Each of the Borrowers agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers in the amount of such participation.

          SECTION 8.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, any amendment of the provisions of Schedule A, B, C, or D shall require the written consent of the Majority Lenders; and provided further that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation, but subject to the determination of the Debt Limit pursuant to
Section 17 of Schedule B hereto, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or
(iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

          SECTION 8.06.  Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of is obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii) or (iv) of Section 8.05 without the consent of the Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions, (each an "Assignee") all, or a proportionate part of all, which must be in amounts of at least $5,000,000, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrowers and the Agent; provided that if an Assignee is an affiliate of such transferor Bank, no such consent shall be required; provided further that the consent of the Collateral Agent shall also be required, which consent shall not be unreasonably withheld, if such transferor Bank is assigning its rights and obligations under the Sharing Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000.
If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.15.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligation hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 2.14 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent or by reason of the provisions of Section 2.14 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 8.07. New York Law. THIS AGREEMENT AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which such Borrower may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          SECTION 8.08. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 8.09. Joint and Several Obligations. The obligations of the Borrowers under the Financing Documents shall be joint and several. The obligations of each Borrower under the Financing Documents shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Borrower under any Financing Document, by operation of law or otherwise;

         (ii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower under any Financing Document;

        (iii) any change in the existence, structure or ownership of any Borrower;

         (iv) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Borrower or its assets or any resulting release or discharge of any obligation of any other Borrower under any Financing Document;

          (v) any invalidity or unenforceability relating to or against any other Borrower for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Borrower of the principal of or interest on any Note or any other amount payable by any other Borrower under any Financing Document; or

         (vi) any other act or omission to act or delay of any kind by any other Borrower or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Borrowers' obligations hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            HALLWOOD ENERGY PARTNERS, L.P.
                            HEP OPERATING PARTNERS, L.P.

                            By:  Hallwood Energy Corporation


                            By /s/ Cathleen M. Osborn
                              Title:  Vice President


                            The General Partner of Hallwood
                            Energy Partners, L.P. and HEP
                            Operating Partners, L.P.


                            Hallwood Energy Corporation
                            4582 South Ulster Street Parkway
                            Suite 1700
                            Denver, Colorado  80237



                            MAY ENERGY PARTNERS OPERATING
                              PARTNERSHIP LTD.,
                            EDP OPERATING, LTD.
                              individually and as a
                              general partner of
                              EM NOMINEE PARTNERSHIP COMPANY and
                              CONCISE OIL AND GAS PARTNERSHIP
                            EM NOMINEE PARTNERSHIP COMPANY
                            CONCISE OIL AND GAS PARTNERSHIP


                            By:  HALLWOOD G.P., INC.,
                                 formerly known as
                                 QUINOCO ENERGY, INC.


                            By /s/ Cathleen M. Osborn
                              Title:  Vice President

                            The General Partner of May Energy
                            Partners Operating Partnership Ltd.
                            and EDP Operating, Ltd. and EM Nominee
                            Partnership Company and Concise Oil
                            and Gas Partnership


Commitments                 BANKS:

$15,000,000                 MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK


                            By /s/ John Kowalczuk
                              Title:  Vice President



$15,000,000                 FIRST UNION NATIONAL BANK
                              OF NORTH CAROLINA

                            By:  FIRST UNION CORPORATION OF
                                   NORTH CAROLINA, its Agent


                            By /s/ Jay M. Chernosky
                              Title:  Vice President


$15,000,000                 NATIONSBANK OF TEXAS, N.A.


                            By /s/ Malcolm C. Turner
                              Title:  Senior Vice President
_________________
Total Commitments

$45,000,000
===========


                            AGENT:

                            MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Agent


                            By /s/ John Kowalczuk
                              Title:  Vice President

                            60 Wall Street
                            New York, New York 10260
                            Attention:  John Kowalczuk
                            Telex number: 177615



                            COLLATERAL AGENT:

                            FIRST UNION NATIONAL BANK
                              OF NORTH CAROLINA,
                              as Collateral Agent
                              for the Lenders

                            By:  First Union Corporation
                                 of North Carolina,
                                 as its Agent


                            By /s/ Jay M. Chernosky
                              Title:  Vice President



                                  SCHEDULE A


                               Uniform Definitions

          Unless otherwise specified herein, all accounting terms used in this Agreement shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrowers' independent public accountants) with the most recent audited consolidated financial statements of the Borrowers delivered to the Banks.

          "Affiliate" means each Person, other than a Borrower, who controls, is controlled by or is under common control with any Borrower. For purposes of this definition, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliated Partnership" means the entities described on Schedule A-1 hereto, and such other entities as the Borrowers and the Majority Lenders may hereafter designate in writing as Affiliated Partnerships for purposes hereof.

          "Affiliated Partnership Borrowing Base" has the meaning set forth in
Section 17(b) of Schedule B.

          "ARKLA Recoupment Liability" means the obligation of Nominee to pay to Arkla Energy Resources an amount disclosed in the Financial Statements or the equivalent in gas when produced pursuant to that certain take-or-pay settlement agreement effective March 1, 1989 between Arkla Energy Resources and Nominee, Quinoco Consolidated Partners, L.P. and Quinoco Petroleum, Inc.

          "Authorized Person" means (i) for a corporation, the chief executive officer, chief financial officer, chief accounting officer, controller, general counsel or executive vice president of such corporation, and (ii) for a partnership, the chief executive officer, chief financial officer, chief accounting officer, controller, general counsel or executive vice president of each general partner of such partnership; provided that for the purposes of certificates delivered pursuant to Schedule B hereof, Authorized Person means
(i) for a corporation, the chief executive officer, chief financial officer or chief accounting officer of such corporation, and (ii) for a partnership, the chief executive officer, chief financial officer or chief accounting officer of each general partner of such partnership.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the Controlled Group.

          "CFADS" or "Cash Flow Available for Debt Service" means, for any period, gross cash operating revenues properly allocable to Petroleum Properties for such period less the following cash items: royalties, operating costs, severance, windfall profits and other wellhead taxes, general and administrative expenses and current income and other taxes properly allocable to such period and cash capital expenditures made during such period and properly allocable to Petroleum Properties. CFADS shall be determined based on the most recent Reserve Report and financial statements (and supplemental information), as the case may be, furnished to the Lenders and prepared on the same basis as those provided under Section 4.01, subject to approval of such Reserve Report (and supplemental information) by the Majority Lenders. For purposes of Section 27 of Schedule B, "general and administrative expenses" shall mean for each fiscal year the higher of (i) $3,000,000 or (ii) the product of (a) CFADS for such year without deduction for the general and administrative expenses allocable to that fiscal year multiplied by (b) the previous fiscal year's general and administrative expenses and then divided by (c) the previous year's CFADS without deduction for the general and administrative expenses allocable to that fiscal year.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Collateral" has the meaning set forth in Schedule D.

          "Collateral Agent" means First Union National Bank of North Carolina, in its capacity as collateral agent under the Financing Documents, and its successors in such capacity.

          "Collateral Documents" means the documents set forth in Schedule D, and all supplementary assignments, security agreements, pledge agreements, acknowledgements or other documents delivered or to be delivered pursuant to the Financing Documents.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages of the Credit Agreement, as such amount may be reduced from time to time pursuant to Section 2.09 of the Credit Agreement.

          "Consolidated Current Assets" means at any date the consolidated current assets of the Borrowers and their Consolidated Subsidiaries determined as of such date.

          "Consolidated Current Liabilities" means at any date (i) the consolidated current liabilities of the Borrowers and their Consolidated Subsidiaries, less (x) the current portion of Indebtedness and (y) the current portion of the ARKLA Recoupment Liability plus (ii) the current liabilities of any Person (other than Borrowers or a Consolidated Subsidiary) which are guaranteed by the Borrowers or a Consolidated Subsidiary, all determined as of such date.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrowers in their consolidated financial statements if such statements were prepared as of such date.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any General Partner or any Borrower, are treated as a single employer under Section 414 of the Code.

          "Credit" means any extension of credit under any Credit Facility, whether by way of loan or purchase of notes or other securities or otherwise.

          "Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of March 31, 1995 among the Borrowers, the banks listed therein and Morgan Guaranty Trust Company of New York, as Agent, as amended from time to time.

          "Credit Facilities" means the Credit Agreement and the Note Purchase Agreement (including all notes or other evidences of indebtedness issued pursuant thereto) and "Credit Facility" means any one of them.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all Reimbursement Obligations, except to the extent (measured by collateral value) such Reimbursement Obligations are (a) secured by cash, United States Treasury Obligations or time deposits or certificates of deposit issued by any Bank or any other bank or savings and loan association rated "AA" or its equivalent by Standard & Poor's Ratings Group and Moody's Investors Service, Inc. and (b) payable to a Bank, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and
(vii) all Debt of others directly or indirectly guaranteed by such Person or in respect of which such Person is otherwise liable, contingently or otherwise; provided that Debt of the Borrowers shall include the ARKLA Recoupment Liability.

          "Debt Limit" has the meaning set forth in Section 17(b) of Schedule B.

          "Default" means the occurrence of any of the events or conditions specified in Schedule C, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

          "Derivative Obligations" means all obligations of any Person with respect to any Hedging Transaction to which such Person is a party.

          "Discount Rate" means, for purposes of determining the Debt Limit at any date, a rate per annum equal to the weighted average applicable rate of interest payable by the Borrowers on Debt outstanding under the Financing Documents during the most then recently ended fiscal quarter of the Borrowers.

          "Dollars" and the sign "$" means lawful currency of the United States of America.

          "Enron Agreement" means the Loan Agreement dated as of December 29, 1994 between HSDC and Joint Energy Development Investments Limited Partnership, as amended from time to time.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "Event of Default" means any of the events specified in Schedule C.

          "Excepted Liens" means: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (iii) legal or equitable encumbrances deemed to exist by reason of negative pledge covenants (such as those made in Section 18 of Schedule B hereof); (iv) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted, but only so long as execution of such judgment and enforcement of such Lien is effectively stayed and the amount thereof (in excess of applicable insurance coverage) does not exceed, individually or in the aggregate, $2,000,000; (v) vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business incident to obligations which are not yet due or which are being contested in good faith by appropriate proceedings by or on behalf of the Borrowers; (vi) Liens arising in the ordinary course of business under gas sales contracts, operating agreements, unitization and pooling agreements, and such other documents as are customarily found in connection with comparable drilling and producing operations; (vii) minor irregularities in title which do not materially interfere with the occupation, use and enjoyment by a Borrower of its respective Properties in the normal course of business as presently conducted or materially impair the value thereof for such business;
(viii) Liens arising or existing by reason of that certain settlement agreement described in the definition of the "ARKLA Recoupment Liability;" (ix) Liens on cash, United States Treasury Obligations or time deposits or certificates of deposit issued by any Bank or any other bank or savings and loan association rated "AA" or its equivalent by Standard & Poor's Ratings Group or Moody's Investor Service, Inc. in an aggregate face amount at any one time subject to such Liens not in excess of $5,000,000 to secure Reimbursement Obligations and obligations incurred pursuant to interest rate or commodities swap, or similar hedging, transactions; and (x) Liens on the Collateral securing Derivative Obligations of any Borrower in respect of any Hedging Transaction between such Borrower and any Bank.

          "Financial Statements" means the audited consolidated financial statements of HEP for the fiscal year ended December 31, 1994.

          "Financing Documents" means the Credit Facilities, the Revolving Credit Notes, the Senior Secured Notes, the Sharing Agreement and the Collateral Documents.

          "General Partner" means (i) Hallwood Energy Corporation, the sole general partner of HEP and HEP Operating, (ii) Hallwood G.P., the sole general partner of Operating and MEPO and one of two general partners of Nominee and Concise and (iii) Operating, the other general partner of Nominee and Concise, together with any additional and successor general partners that may be admitted as a general partner of any of the Borrowers.

          "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any (domestic or foreign) federal, state, county, municipal or other government, department, commission, board, court, agency or any other instrumentality of any of them, which exercises jurisdiction over the Borrowers or any of their Property.

          "HCP" means Hallwood Consolidated Partners, L.P., a Colorado limited partnership.

          "Hallwood Oil and Gas" means Hallwood Oil and Gas Inc., a California corporation.

          "Hallwood G.P." means Hallwood G.P., Inc., a Delaware corporation and the sole general partner of Operating and MEPO and, with Operating, the co-general partner of Nominee and Concise.

          "Hedging Transaction" means any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions including, without limitation, any Swap Transaction (as defined in the Master Exchange Agreement dated as of April 14, 1992 between HEP and Morgan Guaranty Trust Company of New York, as amended from time to time).

          "HGI" means The Hallwood Group Incorporated, a Delaware corporation.

          "HSDC" means Hallwood Spraberry Drilling Company, L.L.C., a Colorado limited liability company, and its successors.

          "Hydrocarbon Borrowing Base" has the meaning set forth in Section 17(b) of Schedule B.

          "Indebtedness" means any and all amounts owing or to be owing by the Borrowers to the Lenders under the Credit Facilities and all other liabilities of the Borrowers to the Lenders from time to time existing under the Financing Documents (including without limitation Derivative Obligations of any Borrower in respect of any Hedging Transaction between such Borrower and any Bank) and all renewals, extensions, rearrangements, amendments or supplements to such documents.

          "Lenders" means Prudential and each of the banks listed on the signature pages of the Credit Agreement as having a Commitment (as such terms are defined in the Credit Agreement) and the respective successors and assigns of each of the foregoing which become Lenders in accordance with the provisions of the Credit Agreement or the Note Purchase Agreement, as the case may be, and the Sharing Agreement.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including without limitation any production payment, advance payment or similar arrangement with respect to minerals in place) or any other arrangement the economic effect of which is to give a creditor preferential access to such asset to satisfy its claim, whether or not filed, recorded or otherwise perfected under applicable law. For the purpose of the Financing Documents, the Borrowers or any Subsidiary shall be deemed to own subject to a Lien (i) any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset or any capitalized lease obligation or (ii) any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement which effectively imposes the risk of collectibility upon the transferor).

          "Majority Lenders" means the Required Holders and the Required Banks.

          "Material Adverse Effect" means any material and adverse effect on the properties, business or financial condition of the Borrowers, determined at any time by reference to the information disclosed to the Lenders at the time of the then next preceding determination of the Debt Limit.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $2,000,000.

          "Mortgaged Property" means the Property owned by or in which the Borrowers own an undivided interest and which is subject to the Liens, privileges, priorities and security interests existing under the terms of the Collateral Documents.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period.

          "Note Purchase Agreement" means the Amended and Restated Note Purchase Agreement dated as of May 7, 1990 among the Borrowers and Prudential, as amended from time to time.

          "Partners" means the General Partners and limited partners, if any, of the Borrowers.

          "Partnership Agreement" means for any Borrower its governing partnership agreement among its Partners, as such agreement may be amended or supplemented from time to time.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

          "Petroleum Property" means any interest in oil and gas reserves (including, without limitation, any production payment with respect to any such reserves) which is, or is to be, taken into account in the determination of the Debt Limit pursuant to Section 17(b)(i).

           "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the Controlled Group for employees of any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the Controlled Group for employees of any Person which was at such time a member of the Controlled Group.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Proved Developed Producing Reserves" has the meaning assigned to that term by the Society of Petroleum Engineers, as such meaning may be amended from time to time, but generally shall mean the subcategory of "Proved Developed Reserves" (as defined by the Society of Petroleum Engineers) which are recoverable by natural reservoir energies from the completion intervals currently open and producing to market. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery will be included as "Proved Developed Producing Reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response through existing completions producing to market that increased recovery will be achieved. Proved Developed Producing Reserves shall not include any Proved Developed Non-Producing Reserves.

          "Proved Developed Non-Producing Reserves" has the meaning assigned to that term by the Society of Petroleum Engineers, as such meaning may be amended from time to time, but generally shall mean the subcategory of "Proved Developed Reserves" (as defined by the Society of Petroleum Engineers) which will become "Proved Developed Producing Reserves" upon minor capital expenditures being made with respect to existing wells which will cause formerly non-producing completions or intervals to become open and producing to market.

          "Proved Reserves" means and includes Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves.

          "Proved Undeveloped Reserves" has the meaning assigned to that term by the Society of Petroleum Engineers, as such meaning may be amended from time to time, but generally shall mean those reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Proved Undeveloped Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Undeveloped Reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for Proved Undeveloped Reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

          "Prudential" means The Prudential Insurance Company of America, a New Jersey mutual insurance corporation.

          "Reimbursement Obligations" of any Person means all obligations of such Person (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a letter of credit or similar instrument.

          "Required Banks" means at any time Banks having at least 65% of the aggregate amount of Commitments or, if the Commitments shall have been terminated, holding Revolving Credit Notes evidencing at least 65% of the aggregate unpaid amount of the Loans.

          "Required Holders" means the holders of 70% of the aggregate principal amount of the Senior Secured Notes at the time outstanding.

          "Reserve Report" means a report delivered by the Borrowers pursuant to subsection (a), (b) or (c) of Section 16 of Schedule B.

          "Restricted Subsidiary" means any Subsidiary (other than a Borrower or an Affiliated Partnership) which owns, directly or indirectly, any partnership or other equity interest in any Borrower or Affiliated Partnership.

          "Revolving Credit Notes" means the promissory notes issued by the Borrowers under the Credit Agreement.

          "Senior Secured Notes" means the promissory notes issued by the Borrowers under the Note Purchase Agreement.

          "Sharing Agreement" means the Amended and Restated Sharing Agreement dated as of May 7, 1990 among The Prudential Insurance Company of America, Morgan Guaranty Trust Company of New York, First City, Texas - Houston, N.A., The Chase Manhattan Bank (National Association) and First City, Texas - Houston, N.A., as Collateral Agent, substantially in the form of Schedule E to the Original Agreement and as the same may be further amended or restated from time to time in accordance with the terms thereof.

          "Sharing Percentage" means, for purposes of determining the portion of any payment of principal allocable to either Credit Facility at any date, the percentage equivalent of a fraction the numerator of which is the aggregate principal amount of Credits outstanding under such Credit Facility at such date and the denominator of which is the aggregate principal amount of all Credits at the time outstanding; provided that if the Required Holders elect in accordance with the terms of the Note Purchase Agreement not to participate in any such prepayment, the Sharing Percentage for the Credit Agreement shall be 100%.

          "SODP" means SODP, Inc., a Texas corporation.

          "Subsidiary" means any corporation or other entity (other than an Affiliated Partnership) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by any one or more of the Borrowers.

          "Support Agreement" means the Support Agreement dated as of May 7, 1990 among HEC and HGI, substantially in the form of Schedule F to the Original Agreement.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the actuarial present value of all the benefit liabilities (as determined for purposes of Title IV of ERISA) under such Plan exceeds (ii) the fair market value of all Plan assets (excluding any accrued but unpaid contributions) allocable to such benefit liabilities (computed on a plan termination basis in accordance with Title IV of ERISA) all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or any other Person under Title IV of ERISA.



                                  SCHEDULE A-1

                             Affiliated Partnerships


May Programs

May Drilling Partnership 1983-1 May Limited Partnership 1983-1 May Drilling Partnership 1983-2 May Limited Partnership 1983-2 May Drilling Partnership 1983-3 May Limited Partnership 1983-3 May Drilling Partnership 1984-1 May Limited Partnership 1984-1 May Drilling Partnership 1984-2 May Limited Partnership 1984-2 May Drilling Partnership 1984-3 May Limited Partnership 1984-3



                                   SCHEDULE B

                                Uniform Covenants

          Section 1. Financial Statements and Reports. The Borrowers will promptly furnish to each of the Lenders from time to time upon request such information regarding the business and affairs and financial condition of the Borrowers as any Lender may reasonably request, and will furnish to each Lender:

          (a) Annual Financial Statements - as soon as available and in any event within one hundred five (105) days after the close of each fiscal year of each of the Borrowers and within one hundred twenty (120) days after the close of each fiscal year of each of the Affiliated Partnerships two (2) copies of the audited balance sheet of each such Person as of the end of such fiscal year and two (2) copies of the audited statements of operations, of cash flows and changes in shareholders' equity or partners' capital of each such Person for such fiscal year, which fairly presents the information included therein (showing any material change in the consistency of the application of accounting principles from the prior period) accompanied by an opinion without material qualification of independent certified public accountants of national repute;

          (b) Quarterly Statements - as soon as available and in any event within sixty (60) days after the close of each fiscal quarter of each of the Borrowers and each Affiliated Partnership, two (2) copies of the balance sheet of each such Person as at the close of such three (3) month period, and two (2) copies of the statements of operations and of changes in financial position or cash flows of each such Person for such fiscal quarter, all in such detail as the Majority Lenders may reasonably request and certified by the Authorized Person of each such Person as complete and correct and that the quarterly financial statements were prepared on the same accounting basis as the annual financial statements;

          (c) Audit Reports - promptly upon receipt thereof, one copy of each other report submitted to the Borrowers and each Affiliated Partnership by independent accountants in connection with any annual, interim or special audit made by them of the books of each such Person, including, without limitation, any comment letter submitted by such accountants to management in connection with such audit; and

          (d) SEC and Other Reports - promptly upon their becoming available, one copy of each financial statement and proxy statement sent or made available by any Affiliated Partnership, HEC or any of the Borrowers to their security holders, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by each such Person with any securities exchange or the Securities and Exchange Commission or any successor agency, and of all press releases and other statements made available generally by any of the Borrowers, HEC or any Affiliated Partnership to the public concerning material developments in the business of such Borrower or any Affiliated Partnership or HEC.

          Section 2. Annual Certificates of Compliance. Concurrently with the furnishing of the annual financial statements pursuant to Subsection 1(a) hereof, each of the Borrowers will furnish or cause to be furnished to each of the Lenders certificates of compliance, as follows:

          (a) a certificate signed by an Authorized Person of such Borrower (i) in the form of Schedule B-1 hereto; and (ii) containing or accompanied by such financial or other details, information, calculations and material as the Majority Lenders may reasonably request to evidence such compliance; and

          (b) a certificate from the independent public accountants stating that their audit has not disclosed the existence of any condition which constitutes a Default, or if their audit has disclosed the existence of any such condition, specifying the nature, period of existence and status thereof.

          Section 3. Quarterly Certificates of Compliance. Concurrently with the furnishing of the quarterly financial statements pursuant to Subsection 1(b) hereof, each of the Borrowers will furnish or cause to be furnished to each of the Lenders a certificate signed by an Authorized Person of such Borrower in the same form as the certificate required by Subsection 2(a) hereof.

          Section 4. Taxes and Other Liens. Each of the Borrowers will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a material Lien upon any or all of its Property; provided, however, none of the Borrowers shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of such Borrower and if such Borrower shall have set up reserves therefor adequate under generally accepted accounting principles.

          Section 5. Maintenance; Abandonment. Each Borrower will, and, except as permitted by Section 22 of Schedule B hereof, will cause each Subsidiary and each Affiliated Partnership (to the extent it is within such Borrower's control) to, (i) maintain its partnership or corporate, as applicable, existence, rights and franchises; (ii) qualify to do business as a partnership or a foreign corporation, as the case may be, in each jurisdiction where the failure to do so would have a Material Adverse Effect; (iii) observe and comply (to the extent necessary so that any failure would not have a Material Adverse Effect) with all Governmental Requirements, and (iv) to the extent it is within such Borrower's direct control, maintain its Properties (and any Properties leased by or consigned to it or held by it under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its Properties as are necessary so that the business carried on in connection therewith may be conducted at all times in accordance with industry standards. None of the Borrowers shall abandon or permit any Petroleum Property to become abandoned, unless such Petroleum Property is incapable of producing hydrocarbons such that the marginal revenue associated with the production of each additional unit of such hydrocarbon is greater than the marginal direct costs of such production, including royalties and taxes and excluding non-cash charges.

          Section 6. Further Assurances. Each Borrower will promptly cure any defects in the execution and delivery of the Financing Documents. Each Borrower at its expense will promptly execute and deliver to each of the Lenders upon request of the Majority Lenders all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of such Borrower in the Financing Documents, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in the Collateral Documents, or more fully to state the security obligations set out herein or in any of the Collateral Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Collateral Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

          Section 7. Performance of Obligations. The Borrowers will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrowers under the Financing Documents at the time or times and in the manner specified.

          Section 8. Reimbursement of Expenses. The Borrowers will, upon request, promptly reimburse each of the Lenders for all reasonable amounts expended, advanced or incurred by any Lender to satisfy any obligation of the Borrowers under the Financing Documents, or to enforce the rights of any Lender under the Financing Documents, which amounts will include all court costs, reasonable attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by any Lender in connection with any such matters. The Borrowers agree to pay, indemnify and hold each of the Lenders and their respective affiliates and the respective directors, officers, employees and agents of the foregoing ("Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (collectively a "Claim") caused by any act or omission of the Borrowers or any Indemnitee relating to the Financing Documents, except for a Claim caused by the gross negligence or willful misconduct of the Indemnitee, but expressly including any Claim based on ordinary negligence.

          Section 9. Insurance. Each Borrower, Subsidiary and Affiliated Partnership now maintains and each Borrower will cause to be maintained with financially sound and reputable insurers, insurance with respect to the Properties and business of the Borrowers and the Subsidiaries and, to the extent it is within such Borrower's control, the Properties and business of the Affiliated Partnerships, against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated. Upon request of any Lender, such Borrower will furnish or cause to be furnished to such Lender from time to time a summary of such insurance in form and substance satisfactory to the Majority Lenders. In the case of any fire, accident or other casualty causing loss or damage to any Properties of any Borrower or Subsidiary, the proceeds of such policies shall be used (i) to repair or replace the damaged Property, or (ii) to prepay the Indebtedness, which prepayment shall be made among all of the Lenders in proportion to their respective Sharing Percentages.

          Section 10. Right of Inspection. Each Borrower will permit any officer, employee or agent of any Lender to visit and inspect any of the Properties of Borrower and its Subsidiaries, examine such Borrower's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of such Borrower and its Subsidiaries with such Borrower's officers and with such Borrower's independent public accountants and auditors in the presence of such Borrower's officers, all at such reasonable times and as often as such Lender may reasonably desire.

          Section 11. Notice of Certain Events. The Borrowers shall promptly notify each of the Lenders in writing if any Borrower learns of the occurrence of (i) any event which constitutes a Default, together with a detailed statement by an Authorized Person of one of the Borrowers of the steps being taken to cure the effect of such Default; or (ii) the receipt of any notice from or the taking of any other action by, the holder of any promissory note, debenture or other evidence of Debt of any of the Borrowers, including the Credits, or of any security (as defined in the Securities Act of 1933, as amended) of any of the Borrowers with respect to a claimed default, together with a detailed statement by an Authorized Person of one of the Borrowers specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrowers are taking or propose to take with respect thereto; or
(iii) any legal, judicial or regulatory proceedings affecting any of the Borrowers or any of their Properties in which the amount involved exceeds $500,000 (individually or in the aggregate) or which, if adversely determined, would have a Material Adverse Effect; or (iv) any dispute between any of the Borrowers and any governmental or regulatory body or any other Person which, if adversely determined, would have a Material Adverse Effect; or (v) any dispute between any Borrower and any of its stockholders (if applicable) or any Subsidiary or Affiliated Partnership; or (vi) any material default or noncompliance of any party to any of the Partnership Agreements with any of the terms and conditions of any Partnership Agreement, or any notice of termination or other material proceedings or actions which might adversely affect any of the Partnership Agreements; or (vii) any amendment (whether or not material and whether or not permitted by the Credit Facilities or by any consent of the respective Lenders to a deviation from the terms of the Credit Facilities) of the Partnership Agreements or the Articles or Certificate of Incorporation or Bylaws of HEC, Hallwood G.P., SODP or Hallwood Oil and Gas, together with a copy of such amendment except for amendments which only change the names and addresses of the limited partners of the Borrowers that are limited partnerships; or (viii) any event or condition having a Material Adverse Effect.

          Section 12. ERISA Information and Compliance. Each Borrower will promptly furnish to each of the Lenders a certificate or written notice signed by an Authorized Person of each of the Borrowers setting forth details as to such occurrence and action, if any, which any Borrower or applicable member of the Controlled Group is required or proposes to take if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which in either case has resulted or could result in the imposition of a Lien or the posting of a bond or other security.

          Section 13. Collateral Security. The Borrowers will at all times cause (i) Petroleum Properties representing not less than 80% of the value of Petroleum Properties included in the calculation of the Hydrocarbon Borrowing Base, (ii) the outstanding capital stock of SODP and Hallwood Oil and Gas, (iii) the partnership interests in the Borrowers (other than partnership interests in HEP Operating and Operating) and any Affiliated Partnership (or, in the case of any general partner interest which is not assignable under the terms of the applicable partnership agreement, the economic interest represented thereby) owned by any Borrower or any Subsidiary and (iv) all of the capital stock (or other ownership interests) issued by any Restricted Subsidiary, to be subject to valid first-priority Liens in favor of the Lenders pursuant to the Collateral Documents. In the event that the daily average aggregate unpaid principal amount of Debt of the Borrowers exceeds 95% of the Debt Limit for a period of ninety (90) days, the Majority Lenders may deliver to the Borrowers a written demand for additional collateral security pursuant to this Section. Upon receipt of such demand, the Borrowers will grant to the Lenders, within sixty
(60) days of receipt of such demand, as security for the Indebtedness, a first-priority Lien on additional Petroleum Properties such that Petroleum Properties representing not less than 85% of the Hydrocarbon Borrowing Base shall thereafter be subject to such Liens. The Liens will be created and perfected by and in accordance with the provisions of security agreements and financing statements, deeds of trust or other Collateral Documents, all in form and substance satisfactory to the Majority Lenders in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. The Borrowers will furnish to each of the Lenders in connection therewith opinions satisfactory in form and substance to the Majority Lenders from counsel satisfactory to the Majority Lenders as to such Collateral Documents and the validity and perfection of the Liens created thereby. Each of the Borrowers shall also furnish or cause to be furnished to each of the Lenders a certificate, within 30 days of any Reserve Report prepared pursuant to Section 16, signed by an Authorized Person of such Borrower, confirming compliance with the above collateral security requirement and stating the percent of Petroleum Properties subject to valid first-priority Liens in favor of the Lenders pursuant to the Collateral Documents.

          Section 14. Performance of Partnership Agreement. Each Borrower will perform and observe in all material respects the provisions of its Partnership Agreement on its part to be performed or observed prior to the termination thereof, unless and to the extent only that the same shall be contested in good faith by appropriate action by or on behalf of such Borrower.

          Section 15. Notice to Purchasers of Oil and Gas. Each Borrower will, upon request of the Majority Lenders, join with the Lenders in notifying the purchaser or purchasers of oil and gas of the existence of the Collateral Documents, such notification to be in writing and accompanied (if necessary) by certified copies of the Collateral Documents.

          Section 16.  Engineering Reports.

          (a) By April 1 and August 1 of each year commencing August 1, 1990, the Borrowers shall furnish to each of the Lenders a report in form and substance reasonably satisfactory to the Majority Lenders which may be prepared by or under the supervision of a petroleum engineer who may be an employee of an Affiliate, which shall evaluate each Petroleum Property as of the preceding December 31 or June 30, respectively, and which shall, together with any other information reasonably requested by any Lender, set forth the information necessary to determine the Hydrocarbon Borrowing Base and the Affiliated Partnership Borrowing Base as of such date.

          (b)  Together with the Reserve Report furnished pursuant to subsection
     (a) as of December 31 of any year, the Borrowers shall furnish to each of the Lenders an audit report by April 1 of each year thereon in form and substance reasonably satisfactory to the Majority Lenders by Williamson Petroleum Consultants, Inc. or other independent petroleum engineers acceptable to the Majority Lenders. Such audit report shall provide that such independent petroleum engineers have reviewed at least 50% of the Petroleum Properties each year in detail to confirm the Borrowers' reserve figures and have conducted a general review of the remaining properties. Each year the detailed review of 50% of the Petroleum Properties contained in such audit report shall cover a different area so that 100% of the Petroleum Properties will be covered over a 4-year period; provided that each such review will always include the two Petroleum Properties greatest in value at the time of such review. The reviews contained in each audit report shall separately cover Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves.

          (c) At any time and upon request by the Majority Lenders, the Borrowers shall furnish to each of the Lenders, within 30 days of such written request, a report which shall evaluate each Petroleum Property as of the date of the most recent Reserve Report, or as of such other date as the Majority Lenders specify, in form and substance reasonably satisfactory to the Majority Lenders (a "Special Engineering Report"), together with any other information reasonably requested by any Lender. The Special Engineering Report shall use production and cost profiles from the most recent Reserve Report, unless otherwise requested by the Majority Lenders, with such other information as supplied by the Majority Lenders. No more than two (2) Special Engineering Reports may be requested by the Majority Lenders during the term of the Financing Documents.

          (d) The reports contemplated by this Section shall be prepared on the basis of price and other economic assumptions specified by the Majority Lenders to the Borrowers in accordance with their customary oil and gas lending practices not less than thirty (30) days prior to the date the related report is due.

          Section 17. Debt. (a) The Borrowers will not individually or collectively incur, create, assume or suffer to exist, or permit any Subsidiary to incur, create, assume or suffer to exist, any Debt, except:

               (i)  the Indebtedness;

              (ii) Debt existing on December 31, 1994 which is reflected in the Financial Statements or is disclosed to the Lenders in Schedule B-2 hereto, but not any renewals, extensions or increases thereof;

             (iii) Debt in an aggregate principal amount at any time outstanding not to exceed $2,000,000 owing to one or more Affiliates, provided that such Debt is subordinated in right of payment to the Indebtedness pursuant to subordination provisions in form and substance satisfactory to the Majority Lenders;

              (iv) Debt in an aggregate principal amount at any time outstanding not to exceed $1,000,000 secured by a Lien permitted under clause (d) or (e) of Section 18;

               (v)  Debt of any Borrower owing to any Restricted Subsidiary;

              (vi) contingent obligations of a Restricted Subsidiary as a general partner of an Affiliated Partnership in respect of Debt of such Affiliated Partnership reflected in the Affiliated Partnership Borrowing Base; and

              (vii)  Reimbursement Obligations constituting Debt.

provided that, the aggregate amount of Debt (other than Debt permitted by clauses (v) or (vi) of Subsection (a) of this Section 17) of the Borrowers and the Subsidiaries shall not exceed the Debt Limit (as defined below).

          (b)  "Debt Limit" means the sum of:

              (i) an amount which shall be determined by the Majority Lenders in accordance with their customary oil and gas lending practices, provided that in making such determination, the Majority Lenders shall consider only those Petroleum Properties that are owned directly by the Borrowers (the "Hydrocarbon Borrowing Base"); and

             (ii) an amount equal to the product of (A) multiplied by (B) (such amount being called the "Affiliated Partnership Borrowing Base"), where:

              "(A)" represents the percentage equivalent of the net equity participation of the Borrowers in Affiliated Partnerships, pledged to the Lenders pursuant to the Collateral Documents; and

              "(B)" means the excess of (x) the loan value of the Proved Reserves of the Affiliated Partnerships determined on the basis specified in paragraph (i) above with respect to the Borrowers over
          (y) the aggregate outstanding principal amount of Debt of the Affiliated Partnership at the date of determination;

provided that, the aggregate amount of the Affiliated Partnership Borrowing Base shall not exceed 35% of the Debt Limit; provided further that no portion of the Affiliated Partnership Borrowing Base shall be attributable to indirectly owned partnership interests and provided further that, in the event of incurrence of Debt by an Affiliated Partnership, the Majority Lenders may, if in their judgment the circumstances warrant, require an additional reduction in the Affiliated Partnership Borrowing Base in respect thereof beyond that provided in
Section 17(b)(ii)(B)(y) above.

          (c) The Debt Limit will be determined and adjusted periodically as follows:

             (i) Prior to a determination pursuant to subparagraph (ii) below on the basis of the initial Reserve Report delivered subsequent to the Effective Date, and subject to adjustment in accordance with subparagraphs
     (iii), (iv), (v) or (vi) below, the Debt Limit shall be $42,000,000.

               (ii) Within thirty days of delivery of each Reserve Report pursuant to Section 16, and within 20 days after any of the Borrowers has notified the Agent that it has sold any Petroleum Properties having an aggregate fair market value of $3,500,000 or more since the date of the most recent reserve report, the Lenders shall consult with one another with a view to agreement on the Debt Limit to be determined on the basis of such Reserve Report or such sale. The Debt Limit so determined by the Majority Lenders shall be promptly notified to the Borrowers, and upon such notification shall be binding on all parties; provided that, the Debt Limit shall not increase, unless all the Lenders so agree.

               (iii) Upon any sale by any Borrower of any Petroleum Properties (other than any such sale as a result of which the provisions of subparagraph (ii) are applicable), the Hydrocarbon Borrowing Base shall be reduced, effective on the date of consummation of such sale, by an amount equal to 56% of the net proceeds to such Borrower of such sale; provided that all such sales are subject to the provisions of Section 26.

              (iv) In the event of any transaction which would cause a material change in the Affiliated Partnership Borrowing Base, the Lenders shall consult with the Borrowers and with each other with a view to determining appropriate adjustments to the Debt Limit, and the Debt Limit as determined by the Majority Lenders at such time shall be promptly notified to the Borrowers and thereupon shall be binding on all parties; provided that, no such adjustment shall increase the Debt Limit, unless all the Lenders so agree.

               (v) In the event that any Affiliated Partnership suffers to exist as to itself any of the events or conditions referred to in Sections
     (i), (j) or (l) of Schedule C hereof, the Affiliated Partnership Borrowing Base shall be reduced, effective on the date of such event, by an amount equal to the aggregate amount of the Affiliated Partnership Borrowing Base attributable to such Affiliated Partnership; provided that the Affiliated Partnership Borrowing Base shall not be so reduced if the Majority Lenders so agree.

              (vi) If the Debt Limit shall have been reduced pursuant to subparagraph (iii), (iv) or (v) above, then prior to the next redetermination of the Debt Limit pursuant to subparagraph (ii) above, the Lenders shall, if so requested by the Borrowers, consult with the Borrowers and with each other with a view to determining appropriate adjustments to the Debt Limit, in consideration of Proved Developed Producing Properties owned directly by the Borrowers and not reflected in the most recent Reserve Report, and such Debt limit may be increased by the consent of all the Lenders up to but not in excess of the amount thereof prior to such reduction.

             (vii) The Borrowers shall notify each Lender at the earliest practicable time in advance of any transactions which entail a reasonable likelihood of an adjustment to the Debt Limit pursuant to subparagraph
     (ii), (iii), (iv), (v) or (vi) above, and shall furnish each Lender with such information with respect thereto as any Lender may reasonably request.

          Section 18. Liens. No Borrower will create, incur, assume or suffer to exist, or permit any Subsidiary to incur, assume or suffer to exist, any Lien on any of its Properties (now owned or hereafter acquired), except:

          (a)  Liens created by the Collateral Documents;

          (b)  Excepted Liens;

          (c) Liens existing on Property owned by the Borrowers on May 7, 1990 which are disclosed to the Lenders in Schedule B-2 hereto, but not any renewals and extensions thereof;

          (d) subject to Section 17(a)(iv), a Lien existing on any asset prior to the acquisition thereof by such Borrower or Subsidiary, but not created in contemplation of such acquisition; and

          (e) subject to Section 17(a)(iv), a Lien on any asset securing Debt incurred or assumed for the purpose of financing or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof.

          Section 19. Investments, Loans and Advances. No Borrower will make or permit to remain outstanding, or permit any Subsidiary to make or permit to remain outstanding, any loans or advances to or acquire or hold any capital stock, partnership interest or other security of or in any Person, except that the foregoing restriction shall not apply to:

          (a) investments, loans or advances the material details of which have been set forth in the Financial Statements or are disclosed to the Lenders in Schedule B-2 hereto;

          (b) investments in direct obligations of the United States of America or any agency thereof;

          (c) investments in certificates of deposit of maturities less than one year, issued by commercial banks in the United States of America having capital and surplus (net of loan loss reserves) in excess of $250,000,000;

          (d) investments in Euro-Dollar obligations of maturities less than one year, issued by (and supported by the full faith and credit, and representing direct obligations of) commercial banks in the United States of America having capital and surplus (net of loan loss reserves) in excess of $250,000,000;

          (e) investments in commercial paper of maturities of ninety days or less if at the time of purchase such paper is rated in either of the two highest rating categories of Standard & Poor's Ratings Group, Moody's Investors Service, Inc., or any other rating agency selected by the Borrowers and satisfactory to the Majority Lenders, or investments in commercial paper of any Lender or of a holding company controlling any Lender;

          (f) notes received from purchasers of Properties sold in the ordinary course of business and not considered to represent a material portion of the Borrowers' Properties; provided that in no event shall the principal amount of such notes at any time outstanding exceed $2,500,000 in the aggregate;

          (g) investments in farm-out agreements to the extent such farm-out agreements are deemed to be investments, are provided for in the Partnership Agreements of the Borrowers that are limited partnerships, and do not result in a Material Adverse Effect;

          (h) investments (other than investments pursuant to subparagraph (i), (k), (l) or (n) below) in common stock of publicly traded companies or in partnership interests and which companies or partnerships are primarily engaged in the oil and gas business; provided that the historical costs of such investments at any one time held shall not exceed $2,500,000 in the aggregate, unless the Majority Lenders otherwise agree in writing in advance;

          (i) investments in common stock or partnership interests which provide the Borrowers direct and demonstrable access to and an undivided interest in the oil and gas assets of such company or partnership;

          (j)  direct ownership in oil and gas properties and related assets;

          (k) investments by HEP in HSDC in the form of capital contributions or loans to, or acquisitions of limited liability company interests in, HSDC, made on or prior to the date of effectiveness of the Enron Agreement in the amount of approximately $125,600, in connection with the formation of HSDC;

          (l) investments by HEP in the form of loans or capital contributions to HSDC made after the date of effectiveness of the Enron Agreement; provided that the aggregate amount of loans or capital contributions to HSDC permitted by this clause (l) and Section 4.19 of the Second Amended and Restated Credit Agreement dated as of March 31, 1995 among Hallwood Consolidated Resources Corporation, Hallwood Consolidated Partners, L.P., the banks listed therein, First Union National Bank of North Carolina,as Collateral Agent and Morgan Guaranty Trust Company of New York, as Agent, as amended from time to time, shall not exceed $250,000;

          (m) a one-time investment by HEP in the form of a loan to HSDC the proceeds of which are used by HSDC solely to repay the aggregate principal amount of Debt outstanding under the Enron Agreement; provided that, (x) prior to or concurrently with the making of such loan pursuant to this clause (m), all commitments under the Enron Agreement are terminated and
     (y) within 30 days after the making of such loan, the Collateral Agent shall have been granted a perfected first priority lien on the collateral described in the Enron Agreement to the Collateral Agent for the benefit of the Lenders and shall have received such security agreements, mortgages and other documents (including without limitation opinions of local counsel and opinions of title to properties) as the Collateral Agent shall have requested, to grant and perfect such Lien, all in form and substance satisfactory to the Collateral Agent;

          (n) purchases by HEP of units of HEP or shares of common stock of Hallwood Consolidated Resources Corporation, in an aggregate amount not to exceed $1,000,000; and

          (o) other investments, loans or advances approved of, in writing in advance, by the Majority Lenders.

          Section 20. Distributions, Etc. No Borrower will make, pay or declare any dividend or distribution on any class of its stock or any distribution of profits or purchase, redeem or otherwise acquire for value any shares of any class of its stock or any of the partnership interests in any Borrower now or hereafter outstanding, return any capital to its Partners, or make any distribution of its assets to its Partners as such ("Distributions")
(a) if an Event of Default has occurred and is continuing and the Majority Lenders have notified the Borrowers in writing not to make such Distributions;
(b) if the aggregate Debt of the Borrowers exceeds, or would immediately after such Distribution exceed, 100% of the Debt Limit; or (c) for any fiscal quarter of HEP, to the extent that such Distribution exceeds, or upon aggregating all such Distributions in the preceding 12 months would exceed, 50% of an amount equal to (A) the sum of the amounts which would be set forth opposite the captions "Cash provided by operations before working capital changes" and "Distributions received from affiliates" on consolidated statements of cash flows of HEP for the preceding 12 months prepared in accordance with generally accepted accounting principles consistent with those utilized in preparing the consolidated statements of cash flows of HEP as filed in HEP's annual report on Form 10-K for the fiscal year ended December 31, 1994 with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 minus (B) the aggregate amount of payments made by HEP in the preceding 12 months to make purchases permitted by Section 19(n) plus (C) the aggregate amount of cash payments made by HEP to the plaintiffs in the preceding 12 months to settle In re Hallwood Energy Partners Securities Litigation in U.S. Federal Court for the Southern District of New York, 90 Civ. 1955, up to $2,900,000; provided, however, that the provisions of subparagraphs (b) and (c) of this Section 20 shall not prevent the payment of any Distribution within 60 days of the declaration thereof, if at said date of declaration such payment would have complied with the provisions hereof; and provided, further, that for purposes of this Section 20 no Distribution from any Borrower directly or indirectly to another Borrower shall be deemed to be a Distribution hereunder.

          Section 21. Nature of Business. No Borrower will permit any material change to be made in the character of its business as authorized by its Partnership Agreement in effect on the date hereof.

          Section 22. Mergers, Etc. No Borrower will, or permit any Subsidiary to, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Properties (whether now owned or hereafter acquired), other than inventory in the ordinary course of business, to, any Person (except that a Subsidiary that is not a Restricted Subsidiary may merge or consolidate with any Restricted Subsidiary or with any Borrower if such Restricted Subsidiary or Borrower, as the case may be, shall be the survivor or sell all or any material portion of its Properties to any other Subsidiary or any Borrower), nor shall it undertake the process of winding up its business or affairs as described in the Uniform Limited Partnership Act, Uniform Partnership Act or the other laws of general application of the State of Delaware, Colorado or Texas, as the case may be, or, if applicable, its Partnership Agreement.

          Section 23.  ERISA Compliance.  No Borrower will at any time:

          (a) Engage in, or permit any other member of the Controlled Group to engage in, any transaction in connection with which a Borrower or any other member of the Controlled Group could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by section 4975 of the Code;

          (b) Terminate, or permit any other member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of a Borrower or any other member of the Controlled Group to the PBGC;

          (c) Fail to make, or permit any other member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, a Borrower or any other member of the Controlled Group is required to pay as contributions thereto;

          (d) Permit to exist, or allow any other member of the Controlled Group to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

          (e) Fail to pay or cause to be paid, or permit any other member of the Controlled Group to fail to pay or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA;

          (f) Acquire, or permit any other member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group with respect to a Borrower or a General Partner if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained or contributed to, (1) any Multiemployer Plan, or (2) any Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

          (g) Contribute to or assume an obligation to contribute to, or permit any other member of the Controlled Group to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in Section 3(1) of ERISA including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

          (h) Permit, or allow any other member of the Controlled Group to permit the aggregate potential withdrawal liability with respect to all Multiemployer Plans to exceed $500,000 in the event that the Borrowers and the other members of the Controlled Group, as the case may be, were to completely withdraw from such Multiemployer Plans.

          Section 24. Sale or Discount of Receivables. No Borrower will, or permit any Subsidiary to, discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable, except, in any particular case, for a discount or sale which such Borrower or such Subsidiary determines in good faith will maximize the amount realized by such Borrower or such Subsidiary on such note receivable or account receivable.

         Section 25. Transactions with Affiliates. No Borrower will, or permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section shall not prohibit (a) a Borrower or Subsidiary from making sales to or purchases from any Affiliates and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business (as determined by reference to the ordinary course of business in the oil and gas industry) and on terms and conditions at least as favorable to such Borrower or Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate (or, in the case of financial or consulting services, which are in all respects fair to the Borrowers), (b) a Borrower or Subsidiary from making payments of principal, interest and premium on any Debt of such Borrower or Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to such Borrower or Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate and are otherwise in accordance with
Section 17, (c) a Borrower or Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if such Borrower or Subsidiary participates or effects any such transaction in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates; (d) a Borrower or Subsidiary from investing in an Affiliated Partnership to the extent permitted under Section 19, (e) HEP from taking any action expressly permitted under Section 19 (k), (l), (m) or (n), and (f) a Borrower from making, paying or declaring any distribution otherwise permitted under this Agreement.

          Section 26. Sale of Assets. No Borrower will, or permit any Subsidiary to, sell, transfer or otherwise dispose of any of its Property; provided, that (a) HEP and Hallwood Oil and Gas shall not be restricted from selling an interest in any other Person which is not a Borrower, a Subsidiary or an Affiliated Partnership, (b) any Borrower or Subsidiary may sell oil, gas and other hydrocarbons after severance in the ordinary course of business; and (c) any Borrower or Subsidiary may sell Property not constituting, individually or in the aggregate, all or substantially all of its Property for consideration not less than the fair market value of such Property so long as the aggregate net proceeds of all such sales by all Borrowers and Subsidiaries do not exceed $3,500,000 for any calendar year. The provisions of this Section 27 apply to all sales of Petroleum Property and are not affected by any reduction in the Debt Limit pursuant to Section 17. The Borrowers shall promptly notify the Agent of any sale of Property pursuant to clause (c) above.

          Section 27. Annual Coverage Ratio. The annual projected CFADS from Petroleum Properties, determined on the basis of each Reserve Report delivered pursuant to Section 16, will not be less than 120% of scheduled interest and principal payments on all Debt of the Borrowers and the Subsidiaries during each of (i) the calendar year during which the related Reserve Report is delivered and (ii) the two succeeding calendar years. The Borrowers shall provide a certificate, signed by an Authorized Person of each Borrower, 45 days after each Reserve Report is delivered, certifying the coverage ratio and the method used to calculate such ratio. For purposes of such calculation, Debt remaining at the beginning of any calendar year may not be assumed to be reduced by more than 30% of the excess cash flow after debt service and distributions from the immediately preceding calendar years. If the Borrowers discover that they will fail to meet the annual coverage ratio as described above, the Borrowers shall, or shall cause the Subsidiaries to, within 45 days of learning of such fact, reduce its Debt maturities in the affected years or add Petroleum Properties acceptable to the Lenders so that the above ratio will be met.

          Section 28. Additional Information. The Borrowers will furnish to each of the Lenders, with reasonable promptness, such other information and data with respect to any of the Borrowers, any Subsidiary and any Affiliated Partnership as from time to time may be reasonably requested by any Lender.

          Section 29. Information Meetings. Any authorized representatives designated by any Lender shall be entitled to attend meetings ("Information Meetings") called in accordance with this Section 29 and held on such date or dates as shall be acceptable to each Lender, at which the principal executive, financial and operating officers of any of the Borrowers or any of the General Partners of such Borrowers will present a review of and will discuss, in reasonable detail, with those in attendance (which may include other Persons employed by any Lender) the general affairs, management, financial condition, results of operations, business prospects (including, in the case of the Information Meeting referred to in the third sentence of this Section 29, a forecast of assets, liabilities and results of operations for the next 12 months if requested reasonably in advance of such meeting) and employee and customer relations of the Borrowers, the Subsidiaries and the Affiliated Partnerships. The Borrowers will give written notice of each Information Meeting to each Lender at least 30 days (or such lesser number of days specified below in the case of additional Information Meetings) prior to the date of such Information Meeting. The Borrowers will hold (unless waived in writing by each Lender) at least one Information Meeting during each calendar year. The Borrowers shall hold additional Information Meetings at any time and from time to time within 15 days after the receipt of a written request from the Majority Lenders requesting such an additional Information Meeting; and the Borrowers will give written notice of each such additional Information Meeting to each Lender at least 10 days prior to the date of such additional Information Meeting. At the request of any Lender, representatives of the independent public accountants which rendered the opinion with respect to the financial statements of the Borrowers or any Affiliated Partnership most recently delivered to the Lenders shall be available at any Information Meeting to discuss such matters as any Lender may reasonably request.

          Section 30. Compliance with Laws, Etc. Each Borrower will, and will cause each Subsidiary and, to the extent it is within such Borrower's control, each Affiliated Partnership to, exercise all due diligence in order to assure that it complies with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would result in a Material Adverse Effect.

          Section 31. Covenant to Secure Indebtedness Equally. If any Borrower shall create or assume any Lien upon any of its Property, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 18 of this Schedule B, such Borrower shall make effective provision whereby the Indebtedness will be concurrently secured by such Lien equally and ratably with any and all other Debt thereby secured as long as any such other Debt shall be so secured; provided that compliance with this Section 31 shall not prevent a default from occurring under Section 18 of this Schedule B. The remedy provided in this Section 31 shall not be exclusive and shall have no effect on the availability or exercise of any other remedy that may be available to any Lender under the Financing Documents.

          Section 32. Inconsistent Provisions. In the event of any inconsistency between the representations, warranties, covenants and undertakings of the Borrowers in the Collateral Documents, on the one hand, and those set out in the Credit Agreement or the Note Purchase Agreement, as applicable, and the respective Schedules thereto, on the other hand, the relevant provisions of the latter documents shall control.

          Section 33. Working Capital. Consolidated Current Assets will at no time be less than 100% of Consolidated Current Liabilities.

          Section 34. Interest Coverage Ratio. At the end of each fiscal quarter of the Borrowers, the Historical CFADS from Petroleum Properties for the period of four consecutive quarters then ending, determined on the basis of the financial statements and reports furnished pursuant to Section 1, will not be less than 200% of the interest expense of the Borrowers and the Subsidiaries for such period. The Borrowers shall provide a certificate, signed by an Authorized Person of each Borrower, within 60 days after the end of each such quarter, certifying the ratio of Historical CFADS from Petroleum Properties to the Borrower's and the Subsidiaries' interest expense for such period as set forth above and the method used to calculate such ratio. For purposes of this Section 34, "Historical CFADS" means, for any quarter, gross cash operating revenues properly allocable to Petroleum Property for such quarter less the following cash items: royalties, operating costs, severance, windfall profits and other wellhead taxes, general and administrative expenses and current income and other taxes properly allocable to such quarter and cash capital expenditures made during such quarter and properly allocable to a Petroleum Property owned as of the date of the most recent Reserve Report.

          Section 35. Hedging Transactions. No Borrower will at any time become a party to a Hedging Transaction for any purpose except for bona fide hedging purposes. Without limiting the generality of the foregoing, at any time during any calendar year, no Borrower will enter into any Hedging Transaction with respect to natural gas and crude oil if, immediately after giving effect to such Transaction, the reference quantity of hydrocarbons with respect to all Hedging Transactions with respect to natural gas or crude oil which such Borrower shall have entered into during such year exceeds 65% of the aggregate natural gas and crude oil production of such Borrower for such year (calculated on the basis of actual natural gas and crude oil production for such year to date and a good faith estimate of the aggregate amount of such production for the remainder of such year).

          Section 36. Opinions of Local Counsel - On or prior to 30 days after March 31, 1995, the Borrowers shall deliver to the Collateral Agent from counsel satisfactory to it in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Texas and Louisiana a favorable written opinion as to the validity and binding effect of the Collateral Documents under the law of such jurisdiction and as to such other matters incident to the transactions herein contemplated as the Majority Lenders may reasonably request.


                                    SCHEDULE B-1


                                     FORM OF

                             COMPLIANCE CERTIFICATE


          The undersigned, (NAME), hereby certifies that he is (i) the (title) of Hallwood Energy Corporation, a Texas corporation, the sole general partner of Hallwood Energy Partners, L.P. and HEP Operating Partners, L.P., each a limited partnership formed pursuant to the Uniform Limited Partnership Act of the State of Delaware and (ii) the (title) of Hallwood G.P., Inc., a Delaware corporation ("Hallwood G.P."), the sole general partner of EDP Operating, Ltd., a limited partnership formed pursuant to the Uniform Limited Partnership Act of the State of Colorado ("Operating") and of May Energy Partners Operating Partnership Ltd., a limited partnership formed pursuant to the Uniform Limited Partnership Act of the State of Texas ("MEPO") and co-general partner of EM Nominee Partnership Company and Concise Oil and Gas Partnership, each a general partnership formed pursuant to the Uniform Partnership Act of the State of Colorado (such entities being collectively referred to as the "Borrowers") and that as such he is authorized to execute this certificate on behalf of the Borrowers. With reference to the Second Amended and Restated Credit Agreement dated as of March 31, 1995 among the Borrowers, the Banks listed therein and Morgan Guaranty Trust Company of New York as Agent, and the Amended and Restated Note Purchase Agreement dated as of May 7, 1990 between The Prudential Insurance Company of America and the Borrowers, the undersigned further certifies, represents and warrants as follows based on a review of the activities of the Borrowers made under his supervision with a view to determining whether the Borrowers have fulfilled all of their obligations under the Financing Documents (each capitalized term used herein having the same meaning given to it in Schedule A of the Credit Agreement and the Note Purchase Agreement unless otherwise specified):

          (a) Each Borrower has performed and complied with all agreements and conditions contained in the Financing Documents required to be performed or complied with by it prior to or at the time of delivery hereof.

          (b) No Borrower has incurred any material liabilities, direct or contingent, other than the Indebtedness since (insert date of most recent compliance certificate) except as set forth in the schedule attached hereto.

          (c) Since (insert date of most recent compliance certificate) no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of any Borrower which would have a Material Adverse Effect, except as disclosed in the schedule attached hereto.

          (d) There exists no Default under any of the Financing Documents.

         (e) No Borrower has sold, transferred or otherwise disposed of any of its Property since (insert date of most recent compliance certificate), except as disclosed on the schedule attached hereto.

     EXECUTED AND DELIVERED this __th day of __________ 19__.

                            HALLWOOD ENERGY PARTNERS, L.P.
                            HEP OPERATING PARTNERS, L.P.

                            By:  HALLWOOD ENERGY CORPORATION

                            By:____________________________
                               Title:


                            The General Partner of
                              Hallwood Energy Partners, L.P.
                              and HEP Operating Partners, L.P.

                            MAY ENERGY PARTNERS OPERATING
                              PARTNERSHIP LTD.
                            EDP OPERATING, LTD.
                              individually and as a
                              general partner of
                              EM NOMINEE PARTNERSHIP COMPANY and
                              CONCISE OIL AND GAS PARTNERSHIP
                            EM NOMINEE PARTNERSHIP COMPANY
                            CONCISE OIL AND GAS PARTNERSHIP


                            By:  HALLWOOD G.P., INC.


                            By
                              Title:


                            General Partner of May Energy
                            Partners Operating Partnership Ltd.
                            and EDP Operating, Ltd. and EM
                            Nominee Partnership Company and
                            Concise Oil and Gas Partnership



                                   SCHEDULE B-2

                                   DISCLOSURES

The following constitute all disclosures required to be made by the Borrowers in accordance with the Amended Credit Agreement for events or transactions which have occurred since December 31, 1994 and which are not otherwise contained in the Financial Statements of that date:

1.  Section 3.06  Material Adverse Changes
      None

2.  Section 3.07  Investments, Advances and Guaranties
      HEP is the beneficial owner of
  (i) 4,451,913 shares of Common Stock of Hallwood Consolidated Resources Corporation
  (ii)  50% of the outstanding stock of Sunburst Exploration, Inc.
  (iii) 55% of the interest in Hallwood San Juan, L.L.C.
  (iv)  40% of the Interest in Hallwood Spraberry Drilling Company, L.L.C.
  (v) 50% of the outstanding stock of Hallwood Petroleum Indonesia, Inc. With respect to Hallwood Spraberry, HEP has guaranteed certain obligations of Operating which have been previously disclosed to the Lenders.

3.  Section 3.08  Material Liabilities and Litigation or Other Actions

  A.  Material Liabilities
      None

  B.  Material Litigation
      Please refer to description of In re Hallwood Energy Partners, L.P. Securities Litigation in Note 13 to the Financial Statements. The parties have executed a memorandum of understanding regarding the settlement of this litigation and are requesting preliminary court approval at an upcoming hearing.

      Please refer to description of Stutes v. Hallwood Petroleum, Inc. et al. in Note 14 to the Financial Statements

4.  Section 3.10  Titles
      Please refer to the description of Lamson Petroleum Corporation v. Hallwood Petroleum, Inc. et al. in Note 14 to the Financial Statements

5. Section 3.11 Defaults under the Financing Documents or other instruments which would have a Material Adverse Effect
      None

6.  Section 3.19  Defaults under Partnership Agreements
      None

7.  Section 3.21  Gas Imbalances
    Please refer to the Financial Statements

8. Uniform Covenants, Section 17(a)(2) Debt not reflected in the Financial Statements
      None

9.  Uniform Covenants, Section 18(c)  Liens
      None

10. Uniform Covenants, Section 19(a) Investments, Loan or Advances Please refer to item 2 above



                                   SCHEDULE C

                            Uniform Events of Default


     (a) any Borrower shall fail to pay when due any principal of or premium on any Credit or shall fail to pay within five (5) days of the due date thereof any interest, fees or other amount payable under the Financing Documents;

     (b) any Borrower shall fail to observe or perform any covenant contained in Sections 13, 18 to 26, inclusive, of Schedule B;

     (c) any Borrower shall fail to observe or perform any of its covenants or agreements contained in any of the Financing Documents (other than those covered by clause (a) or (b) above or Section 36 of Schedule B) for 30 days after it shall have become aware of such failure;

     (d) any representation, warranty, certification or statement made by any Borrower in any of the Financing Documents or in any certificate, financial statement or other document delivered pursuant to any of the Financing Documents shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) any Borrower or any Subsidiary shall fail to make any payment or payments in an aggregate amount exceeding $100,000 in respect of any Debt (other than the Credits) or Derivative Obligations when due or within any applicable grace period;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Debt in an aggregate principal amount exceeding $100,000 (other than the Credits) of any Borrower or any Subsidiary or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

     (g) any Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against any Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against such Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

     (i) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

     (j) a judgment or order for the payment of money in excess of $500,000 shall be rendered against any Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

     (k) any of the Collateral Documents after delivery thereof shall for any reason cease to be in full force and effect and valid, binding and enforceable (except as enforceability may be subject to any applicable bankruptcy, insolvency or similar laws or equitable principles generally affecting the enforcement of creditors' rights) in accordance with its terms, or cease to create a valid and perfected first-priority Lien on any of the Collateral purported to be covered thereby, or any Borrower (or any other Person who may have granted or purported to grant such Lien) shall so state in writing;

     (l) any Borrower which is a partnership shall be taxed as a corporation or as an association taxable as a corporation under the Code;

     (m) any General Partner or Affiliated Partnership takes, suffers or permits to exist as to itself any of the events or conditions referred to in Sections (e), (f), (g), (h), (j) (only with respect to a General Partner), (n) or (o) hereof or any General Partner resigns or is removed as General Partner of any Borrower or any Borrower suffers to exist, directly or indirectly, any material change in its ownership or control;

      (n) any of the Borrowers shall begin winding up its business or affairs as described in the Uniform Limited Partnership Act, Uniform Partnership Act or other applicable laws of its state of organization;

     (o) any order, judgment or decree is entered against any Borrower decreeing the dissolution of such Borrower; or

     (p) any representation or warranty made by HEC or HGI in the Support Agreement shall be incorrect in any material respect when made, or either of HEC or HGI shall fail to perform any covenant or other undertaking in the Support Agreement.


                                   SCHEDULE D

                                   Collateral

     Terms used herein which are defined in Schedule A and not otherwise defined herein are used herein with the meanings therein specified.

     "Collateral" means the Property of the Borrowers, Restricted Subsidiaries and Affiliated Partnerships from time to time subject to the Lien of the Collateral Documents.

     "Collateral Documents" means all, and "Collateral Document" means any one of the following:

          A. Prior Energy Development Partners, Ltd. Collateral Mortgage Documents (except Louisiana):

               1. Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of August 30, 1988, executed by Energy Development Partners, Ltd. (predecessor-in-interest to Hallwood Energy Partners, L.P.), EDP Operating Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. (collectively, the "Original EDP Borrowers") and recorded and filed of record as set forth on Annex I to this Schedule D.

                     a. Non-standard Financing Statement, pertaining to 1 above with respect to central Uniform Commercial Code filings executed by the Original EDP Borrowers and filed of record as set forth on Annex II to this Schedule D.

                     b. Non-standard Financing Statement, pertaining to 1 above with respect to local Uniform Commercial Code filings executed by the Original EDP Borrowers and filed of record as set forth on Annex II to this Schedule D.

                2. Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of November 27, 1989, executed by the Original EDP Borrowers and recorded and filed of record as set forth on Annex I to this Schedule D.

                     a. Non-standard Financing Statement, pertaining to 2 above with respect to central Uniform Commercial Code filings executed by the Original EDP Borrowers and filed of record as set forth on Annex II to this Schedule D.

                     b. Non-standard Financing Statement, pertaining to 2 above with respect to local Uniform Commercial Code filings executed by the Original EDP Borrowers and filed of record as set forth on Annex II to this Schedule D.

                3. Assignment of Notes and Liens dated as of May 7, 1990, executed by Morgan Guaranty Trust Company of New York ("Morgan"), First City, Texas-Houston, N.A. ("First City"), and First Bank National Association ("First Bank") in favor of the noteholders and recorded and filed of record as set forth on Annex I to this Schedule D.

                     a. Non-standard Financing Statement Change, pertaining to 3 above with respect to central and local Uniform Commercial Code filings made in each State covered by 3 above and filed of record as set forth on Annex II to this Schedule D.


          B.   Prior HEP Operating Partners, L.P. Collateral Mortgage Documents

               1. Restated Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement (Texas) dated as of November 13, 1989, executed by HEP Operating Partners, L.P. and recorded and filed of record as set forth on Annex I to this Schedule D.

                     a. UCC-1 Financing Statement, pertaining to 1 above with respect to central Uniform Commercial Code filings filed of record as set forth on Annex II to this Schedule D.

                     b. Non-standard Financing Statement, pertaining to 1 above with respect to local Uniform Commercial Code filings filed of record as set forth on Annex II to this Schedule D.

                2. Restated Mortgage, Assignment of Production, Security Agreement and Financing Statement (Montana) dated as of November 13, 1989, executed by HEP Operating Partners, L.P. and recorded and filed of record as set forth on Annex I to this Schedule D.

                    a. UCC-1 Financing Statement, pertaining to 2 above with respect to central Uniform Commercial Code filings filed of record as set forth on Annex II to this Schedule D.

                    b. Non-standard Financing Statement, pertaining to 2 above with respect to local Uniform Commercial Code filings filed of record as set forth on Annex II to this Schedule D.

                3. Restated Mortgage, Assignment of Production, Security Agreement and Financing Statement (North Dakota) dated as of November 13, 1989, executed by HEP Operating Partners, L.P. and recorded and filed of record as set forth on Annex I to this Schedule D.

                     a. UCC-1 Financing Statements, pertaining to 3 above with respect to central Uniform Commercial Code filings filed of record as set forth on Annex II to this Schedule D.

                     b. UCC-1 Financing Statements, pertaining to 3 above with respect to local Uniform Commercial Code filings filed of record as set forth on Annex II to this Schedule D.

                4. Assignment of Notes and Liens dated as of May 7, 1990 by the First National Bank of Boston to the Banks.

                     a. Non-standard Financing Statement Change, pertaining to 4 above with respect to central and local Uniform Commercial Code filings made in each State covered by 4 above and filed of record as set forth on Annex II to this Schedule D.

          C.   1990 Consolidated Collateral Mortgage Documents (except
               Louisiana):

               1. Consolidated, Amended and Restated Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of May 7, 1990, executed by Hallwood Energy Partners, L.P. (successor by merger with Energy Development Partners, Ltd.), HEP Operating Partners, L.P., EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. (collectively the "Borrowers") in favor of the Collateral Agent and recorded and filed of record as set forth on Annex I to this Schedule D.

                    a. Non-standard Financing Statement, pertaining to 1 above with respect to central Uniform Commercial Code filings filed of record as set forth on Annex II to this Schedule D.

                    b. Non-standard Financing Statement, pertaining to 1 above with respect to local Uniform Commercial Code filings filed of record as set forth on Annex II to this Schedule D.

                     c. Modification to Consolidated, Amended and Restated Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of March 31,1992, executed by Hallwood Energy Partners, L.P. (successor by merger with Energy Development Partners, Ltd.), HEP Operating Partners, L.P., EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. (collectively the "Borrowers") in favor of the Collateral Agent and recorded and filed of record as set forth on Annex I to this Schedule D.

                     d. Supplement to Consolidated, Amended and Restated Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of May 28, 1992, executed by Hallwood Energy Partners, L.P. (successor by merger with Energy Development Partners, Ltd.), HEP Operating Partners, L.P., EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent and recorded and filed of record as set forth on Annex I to this Schedule D.

                    e. Modification of Mortgages and Assignment of Notes and Liens dated as of May 6, 1993, executed by Hallwood Energy Partners, L.P. (successor by merger with Energy Development Partners, Ltd.), HEP Operating Partners, L.P., EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent and recorded and filed of record as set forth on Annex I to this Schedule D.

                    f. Modification of Mortgages dated as of June 30, 1994, executed by Hallwood Energy Partners, L.P. (successor by merger with Energy Development Partners, Ltd.), HEP Operating Partners, L.P., EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent and recorded and filed of record as set forth on Annex I to this Schedule D.

                    g. Modification of Mortgages dated as of March ___, 1995, to be executed by Hallwood Energy Partners, L.P. (successor by merger with Energy Development Partners, Ltd.), HEP Operating Partners, L.P., EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent.

                2. Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of May 28, 1992, executed by Hallwood Energy Partners, L.P. (successor by merger with Energy Development Partners, Ltd.), HEP Operating Partners, L.P., EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent and recorded and filed of record as set forth on Annex I to this Schedule D.

                    a. Non-standard Financing Statement, pertaining to 2 above with respect to local Uniform Commercial Code filings filed of record as set forth on Annex IV to this Schedule D.

                    b. Non-standard Financing Statement, pertaining to 2 above with respect to central Uniform Commercial Code filings filed of record as set forth on Annex IV to this Schedule D.

                    c. Modification of Mortgages dated as of June 30, 1994, executed by Hallwood Energy Partners, L.P. (successor by merger with Energy Development Partners, Ltd.), HEP Operating Partners, L.P., EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent and recorded and filed of record as set forth on Annex I to this Schedule D.

                    d. Modification of Mortgages dated as of March ___, 1995, to be executed by Hallwood Energy Partners, L.P. (successor by merger with Energy Development Partners, Ltd.), HEP Operating Partners, L.P., EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent.

                3. Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement for San Juan County, New Mexico (Section 29 Production Payment) executed among Hallwood Energy Partners, L.P. and EM Nominee Partnership Company and the Collateral Agent and recorded and filed of record as set forth on Annex I to this Schedule D.

                    a. Non-standard Financing Statement, pertaining to 3 above with respect to local Uniform Commercial Code filings filed of record as set forth on Annex IV to this Schedule D.

                    b. Non-standard Financing Statement, pertaining to 3 above with respect to central Uniform Commercial Code filings filed of record as set forth on Annex IV to this Schedule D.

                    c. Modification of Mortgages dated as of March ___, 1995, to be executed by Hallwood Energy Partners, L.P. (successor by merger with Energy Development Partners, Ltd.), HEP Operating Partners, L.P., EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent.

          D. Collateral Security Agreements (Personal Property) (except Louisiana);

                1. Amended and Restated Security Agreement dated as of November 13, 1989 from Hallwood Energy Partners, L.P., HEP Operating Partners, L.P., Hallwood AIC, Inc., Cliffwood Energy Company, and Quinoco Oil and Gas, Inc. (the "Original Quinoco Borrowers") and Hallwood Energy Corporation.

                2. Amended and Restated Stock Pledge Agreement dated as of November 13, 1989 from HEP Operating Partners, L.P., Hallwood Energy Corporation, Quinoco Oil and Gas, Inc. and SODP, Inc.

                3. Security Agreement (Partnership Interests) dated August 30, 1988, executed by the Original EDP Borrowers in favor of the Collateral Agent.

                    a. Non-standard Financing Statement, pertaining to 3 above with respect to local Uniform Commercial Code filings executed by the Original EDP Borrowers and filed of record as set forth on Annex IV to this Schedule D.

               4. Amended and Restated Security Agreement (Partnership Interests) dated as of May 7, 1990, executed by Hallwood Energy Partners, L.P. (successor by merger with Energy Development Partners, Ltd.), EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership, May Energy Partners Operating Partnership Ltd., Cliffwood Energy Company, ENEX Acquisition Corp., EAC Energy Corporation, Quinoco Energy, Inc. and Quinoco Oil and Gas in favor of the Collateral Agent (restated 1, 2 & 3 above).

                    a. Release and Registration Instructions to issuers of uncertificated securities executed in connection with 4 above.

                    b. Confirmations of Release executed in connection with 4 above.

                    c. Non-standard Financing Statement, pertaining to 4 above with respect to local Uniform Commercial Code filings filed of record as set forth on Annex IV to this Schedule D.

                    d. Non-standard Financing Statement, pertaining to 4 above with respect to central Uniform Commercial Code filings filed of record as set forth on Annex IV to this Schedule D.

                    e. Amendment to Security Agreement dated as of March 31, 1992, executed by Hallwood Energy Partners, L.P. (successor by merger with Energy Development Partners, Ltd.), EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership, May Energy Partners Operating Partnership Ltd., EAC Energy Corporation, Hallwood G.P., Inc. (formerly known as Quinoco Energy, Inc.) and Hallwood Oil and Gas, Inc. (formerly known as Quinoco Oil and Gas, Inc.) in favor of the Collateral Agent. (ENEX Acquisition Corp. and Cliffwood Energy Company had been previously released from this Security Agreement)

                    f. Second Amendment of Security Agreement (Partnership Interests) dated May 6, 1993 but effective as of May 17, 1993, executed by Hallwood Energy Partners, L.P. (successor by merger with Energy Development Partners, Ltd.), EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership, May Energy Partners Operating Partnership Ltd., Hallwood G.P., Inc. (formerly known as Quinoco Energy, Inc.) and Hallwood Oil and Gas, Inc. (formerly known as Quinoco Oil and Gas, Inc.) in favor of the Collateral Agent (EAC Energy had been previously released from this Security Agreement).

                    g. Third Amendment of Security Agreement (Partnership Interests) dated as of March ___, 1995, to be executed by Hallwood Energy Partners, L.P. (successor by merger with Energy Development Partners, Ltd.), EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership, May Energy Partners Operating Partnership Ltd., Hallwood G.P., Inc. (formerly known as Quinoco Energy, Inc.) and Hallwood Oil and Gas, Inc. (formerly known as Quinoco Oil and Gas, Inc.) in favor of the Collateral Agent.

                5. Security Agreement dated as of May 7, 1990 between HEP Operating Partners, L.P. and the Collateral Agent (pledging to the Lenders the 1000 shares of the capital stock of SODP, Inc.)

                    a. Amendment of Security Agreement dated as of March 31, 1992 between HEP Operating Partners, Ltd. and the Collateral Agent

                    b. Second Amendment of Security Agreement dated May 6, 1993 but effective as of May 17, 1993 between HEP Operating Partners, Ltd. and the Collateral Agent

                    c. Third Amendment of Security Agreement dated as of March ___, 1995, to be executed between HEP Operating Partners, Ltd. and the Collateral Agent.

                6. Security Agreement dated as of May 7, 1990 between SODP, Inc. and the Collateral Agent (pledging to the Lenders the 96,000 shares of the capital stock of Quinoco Oil and Gas, Inc. (now known as Hallwood Oil and Gas, Inc.)

                    a. Amendment to Security Agreement dated as of March 31, 1992 between SODP, Inc. and the Collateral Agent

                    b. Second Amendment to Security Agreement dated as of May 6, 1993 but effective as of May 17, 1993, between SODP, Inc. and the Collateral Agent

                    c. Third Amendment to Security Agreement dated as of March ___, 1995,to be executed between SODP, Inc. and the Collateral Agent

                7. Security Agreement dated as of June 30, 1994, among Hallwood Energy Partners, L.P. and EM Nominee Partnership Company and the Collateral Agent.

                     a. Non-standard Financing Statement, pertaining to 7 above with respect to central Uniform Commercial Code filings filed of record as set forth on Annex IV to this Schedule D.

                    b. First Amendment to Security Agreement dated as of March ___, 1995, to be executed between among Hallwood Energy Partners, L.P. and EM Nominee Partnership Company and the Collateral Agent


          E.   Collateral Mortgage Documents - Louisiana

                1. $120,000,000 Collateral Mortgage Note dated August 30, 1988 executed by the Original EDP Borrowers payable to the order of bearer.

                2. Act of Pledge of Collateral Mortgage Note dated August 30, 1988 executed by the Original EDP Borrowers in favor of the Collateral Agent.

                     a. Amended Act of Pledge and Security Agreement With Respect To Collateral Mortgage Note dated May 8, 1990 executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent.

                     b. Second Amendment to Act of Pledge of Collateral Mortgage Note and Confirmation of Pledge dated as March 31, 1992 executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent.

                     c. Third Amendment to Act of Pledge of Collateral Mortgage Note and Confirmation of Pledge dated as May 6, 1993 executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent.

                     d. Fourth Amendment to Act of Pledge of Collateral Mortgage Note and Confirmation of Pledge dated as March ___, 1995, to be executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent.

                3. Act of Collateral Chattel Mortgage and Collateral Mortgage, Pledge and Assignment dated August 30, 1988 executed by the Original EDP Borrowers and filed of record and recorded as set forth on Annex III to this Schedule D.

                    a. Non-standard Financing Statement, pertaining to 3 above with respect to central Uniform Commercial Code filings executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. and filed of record as set forth on Annex II to this Schedule D.

                    b. Non-standard Financing Statement, pertaining to 3 above with respect to local Uniform Commercial Code filings executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. and filed of record as set forth on Annex II to this Schedule D.

               4. $125,000,000 Collateral Mortgage Note dated May 8, 1990, executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. payable to the order of bearer.

               5. Collateral Pledge, Assignment and Security Agreement (Collateral Mortgage Note, Equipment, Inventory, Accounts, General Intangibles and Fixtures) dated as of May 7, 1990 executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent.

                    a. Amendment No. 1 to Collateral Pledge, Assignment and Security Agreement dated as of February 12, 1991, executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent.

                     b. Amendment No. 2 to Collateral Pledge, Assignment and Security Agreement (Collateral Mortgage Note, Equipment, Inventory, Accounts, General Intangibles and Fixtures) dated as of March 31, 1992 executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent.

                    c. Amendment No. 3 to Collateral Pledge, Assignment and Security Agreement and Confirmation of Pledge dated as of May 6, 1993 executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent.

                    d. Amendment No. 4 to Collateral Pledge, Assignment and Security Agreement and Confirmation of Pledge dated as of March ___, 1995 to be executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent.

                6. Act of Collateral Mortgage, Pledge, Assignment and Security Agreement dated May 8, 1990 executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. and filed of record and recorded as set forth on Annex III to this Schedule D.

                    a. Act of Supplement to Collateral Mortgage, Pledge, Assignment and Security Agreement with an effective date of February 13, 1991, executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent and filed of record and recorded as set forth on Annex III to this Schedule D.

                    b. Act of Supplement No. 2 to Collateral Mortgage, Pledge, Assignment and Security Agreement with an effective date of July 17, 1991 executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent and filed of record and recorded as set forth on Annex III to this Schedule D.

                    c. Act of Supplement No. 3 to Collateral Mortgage, Pledge, Assignment and Security Agreement with an effective date of May 28, 1992, executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent and filed of record and recorded as set forth on Annex III to this Schedule D.

                    d. Act of Supplement No. 4 to Collateral Mortgage, Pledge, Assignment and Security Agreement with an effective date of May 17, 1993 executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. in favor of the Collateral Agent and filed of record and recorded as set forth on Annex III to this Schedule D.

               7. Act of Collateral Mortgage, Pledge, Assignment and Security Agreement with an effective date of May 28, 1992, executed by EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. and filed of record and recorded as set forth on Annex III to this Schedule D.



                                   EXHIBIT A

                                  FORM OF NOTE

$                                                             New York, New York
                                                                            , 19

          For value received, HALLWOOD ENERGY PARTNERS, L.P., a Delaware limited partnership, HEP OPERATING PARTNERS, L.P., a Delaware limited Partnership, EDP OPERATING, LTD., a Colorado partnership, EM NOMINEE PARTNERSHIP COMPANY, a Colorado general partnership, CONCISE OIL AND GAS PARTNERSHIP, a Colorado general partnership, MAY ENERGY PARTNERS OPERATING PARTNERSHIP LTD., a Texas limited partnership (hereinafter called the "Borrowers"), jointly and severally promise and agree to pay in installments as provided in the Credit Agreement described below and in any event not later than May 31, 2001 to the order of
(NAME) (hereinafter called the "Bank") at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York, in coin or currency of the United States of America which at the time of payment is legal tender for
the payment of public and private debts, the principal sum of (   ) MILLION AND
NO/100 DOLLARS ($( ),000,000.00), or so much as is advanced pursuant to the Credit Agreement described below.

          All capitalized terms which are used but not defined in this Note ("Note") shall have the same meanings as in the Second Amended and Restated Credit Agreement dated as of March 31, 1995, among the Borrowers, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (such Amended and Restated Credit Agreement, together with all amendments or supplements thereto, being the "Credit Agreement").

          The Borrowers further agree to pay interest at the Bank's office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof at the rates specified in Section 2.04 of the Credit Agreement. Such interest shall be payable on the dates specified in such
Section 2.04. All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.

          The Borrowers and any and each co-maker, guarantor, accommodation party, endorser or other Person liable for the payment or collection of this Note expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate the maturity, notice of acceleration of the maturity, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of Property at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any Lien at any time had or existing as security for any amount called for hereunder.

          This Note (i) has been issued in exchange for, and in renewal, extension and replacement of the note dated May 7, 1990 issued by the Borrowers payable to the order of the Bank pursuant to the Original Agreement for the purpose of renewing and extending the indebtedness evidenced by said note, it being acknowledged and agreed that said indebtedness constitutes the same indebtedness evidenced by this Note and (ii) is one of the Notes referred to in the Credit Agreement and is issued pursuant to and is entitled to the benefits of the Credit Agreement and the Collateral Documents. Reference is made to the Credit Agreement for provisions for the acceleration of the maturity hereof on the occurrence of certain events specified therein, for interest rate computations, for the repayment schedule, for the mandatory and optional prepayment provisions, for the reimbursement of attorneys' fees or other costs of collection or enforcement, and for all other pertinent purposes.

          This Note and the Credit Agreement shall be governed by the laws of the State of New York.

                         HALLWOOD ENERGY PARTNERS, L.P.
                         HEP OPERATING PARTNERS, L.P.

                         By: HALLWOOD ENERGY CORPORATION


                         By: ___________________________
                             Title:

                         The General Partner of
                         Hallwood Energy Partners, L.P.
                         and HEP Operating Partners, L.P.


                         EDP OPERATING, LTD.
                         individually and as a
                         general partner of
                           EM NOMINEE PARTNERSHIP COMPANY
                           CONCISE OIL AND GAS PARTNERSHIP
                         EM NOMINEE PARTNERSHIP COMPANY
                         CONCISE OIL AND GAS PARTNERSHIP
                         MAY ENERGY PARTNERS OPERATING
                         PARTNERSHIP LTD.

                         By:  HALLWOOD G.P., INC.


                         By _________________________
                            Title:

                         The General Partner of May Energy Partners Operating Partnership Ltd. and EDP Operating, Ltd. and EM Nominee Partnership Company and Concise Oil and Gas Partnership



                                  Note (cont'd)


                         LOANS AND PAYMENTS OF PRINCIPAL


____________________________________________________________

               Amount               Amount of
                 of                 Principal      Notation
     Date      Loan                 Repaid         Made By

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

___________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________



                                EXHIBIT B

              OPINION OF ANDREWS & KURTH, COUNSEL FOR THE BORROWER



                                 March 31, 1995



The Prudential Insurance Company
     of America  ("Prudential")

and

The Banks listed in the Second Amended
and Restated Credit Agreement (as amended, the "Second Restatement") dated as of March 31, 1995, as amended, among the Borrowers (as defined below), said Banks, Morgan Guaranty Trust Company of
New York as Agent and First Union National Bank of North Carolina, as Collateral Agent

        Re: Hallwood Energy Partners, L.P. HEP Operating Partners, L.P., EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. (the "Borrowers")

Gentlemen:

        This opinion is delivered to you pursuant to Section 6.01(d) of the Second Restatement. Capitalized terms used herein that are defined in the Second Restatement shall have the meanings assigned to them therein unless otherwise specified.

        We have acted as counsel to Hallwood Energy Partners, L.P., a Delaware limited partnership ("Hallwood"), HEP Operating Partners, L.P., a Delaware limited partnership ("HEPO"), EDP Operating, Ltd., a Colorado limited partnership ("EDPO"), EM Nominee Partnership Company, a Colorado general partnership ("Nominee"), Concise Oil and Gas Partnership, a Colorado general partnership ("Concise"), and May Energy Partners Operating Partnership Ltd., a Texas limited partnership ("MEPO"), Hallwood Energy Corporation, a Texas corporation ("HEC") and Hallwood G.P., Inc., a Delaware corporation ("G.P.") in connection with the preparation, execution and delivery of the Second Restatement. HEC and GP are referred to herein as the General Partners.

        In connection with the opinions expressed below, we have examined the following:

             i) an executed copy of the Second Restatement, including the Exhibits thereto;

             ii) executed copies of the Notes executed and delivered by the Borrowers pursuant to Section 6.01(b) of the Amendment;

             iii) an executed copy of Amendment No. 8 to the Amended and Restated Note Purchase Agreement between Prudential and the Borrowers ("Amendment No. 8");

             iv) a certificate dated March 31, 1995 of the Assistant Secretary of HEC stating that, (A) since August 17, 1989, neither Hallwood nor HEPO has amended its Certificate of Limited Partnership, (B) since May 9, 1990, the Third Amended and Restated Agreement of Limited Partnership of Hallwood dated as of May 9, 1990 (the "Hallwood Partnership Agreement") has not been amended, and (C) since May 9, 1990, the Third Amended and Restated Agreement of Limited Partnership of HEPO dated as of May 9, 1990 (the "HEPO Partnership Agreement") has not been amended;

             v) a certificate dated March 31, 1995 of the Assistant Secretary of G.P., stating that, since (A) since May 9, 1990, the Second Amended and Restated Agreement of Limited Partnership of EDPO dated as of October 14, 1986 (the "EDPO" Partnership Agreement") has not been amended, (B) since December 19, 1990, the Amended and Restated Partnership Agreement of Nominee has not been amended, (C) since October 1, 1986, the Partnership Agreement of Concise dated October 1, 1986 has not been amended, (D) since March 31, 1987 the Amended and Restated Limited Partnership Agreement of MEPO effective March 31, 1987 has not been amended, (E) since December 20, 1990 the Second Amended and Restated Certificate of Limited Partnership of EDPO has not been amended, and (F) since March 18, 1988 the Certificate of Limited Partnership of MEPO has not been amended;

             vi) a certificate dated March 31, 1995 of the Assistant Secretary of G.P. stating that, since May 24, 1990, the Articles of Incorporation of G.P. have not been amended, and a certificate dated March 31, 1995 of the Assistant Secretary of HEC, stating that, since October 26, 1990, the Articles of Incorporation of HEC have not been amended;

             vii) a certificate dated March 31, 1995 the Assistant Secretary of G.P. stating that, since December 16, 1987, the by-laws of G.P. have not been amended, and a certificate, dated March 31, 1995 by the Secretary of HEC stating that, since March 17, 1989, the by-laws of HEC have not been amended;

             viii) a copy of certain resolutions adopted by the Board of Directors of G.P., certified as of March 31, 1995 by the Assistant Secretary of G.P. to be a true copy, and a copy of certain resolutions adopted by the Board of Directors of HEC, certified as of March 31, 1995 by the Assistant Secretary of HEC to be a true copy;

             ix) a certificate, dated March 31, 1995 of the Assistant Secretary of G.P. as to the current existence of Nominee and Concise in the jurisdictions specified therein; and

             x) good standing and qualification certificates in various jurisdictions for the Borrowers (other than Nominee and Concise).

        We have examined originals or copies of such records, documents, certificates and other instruments and have made such other investigations as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We have also obtained from officers of the Borrowers and the General Partners and from public officials certificates and affidavits as to
factual matters.   We have assumed the genuineness of all signatures, the
authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

        Based upon the foregoing, we are of the opinion that:

        1.   Organization, Existence.

             (a) Each of Hallwood and HEPO is a limited partnership duly formed pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended, and validly existing and in good standing under the laws of the State of Delaware. EDPO is a limited partnership duly formed pursuant to the Colorado Uniform Limited Partnership Act of 1981, as amended, and validly existing and in good standing under the laws of the State of Colorado. MEPO is a limited partnership duly formed pursuant to the Texas Uniform Limited Partnership Act and validly existing under the laws of the State of Texas. Nominee and Concise are each a general partnership duly formed pursuant to the Uniform Partnership Law of the State of Colorado.

             (b) Each of the Borrowers has all requisite partnership power and authority, pursuant to the laws under which such Borrower was formed to conduct its business as currently conducted.

             (c) G.P. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. HEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of G.P., and HEC has all requisite corporate power and authority pursuant to the laws under which it was formed to conduct its business as currently conducted.

             (d) Except as indicated on Schedule 1 annexed hereto, each of the Borrowers is duly qualified to do business in the States of Delaware, Colorado and Texas, and, to the best of our knowledge, in each jurisdiction in which Mortgaged Property is located or in which the failure to so qualify would have a materially adverse effect on the business, condition or operations of the Borrowers.

             (e) G.P. is duly qualified and in good standing as a foreign corporation authorized to do business in the State of Texas and each of HEC and G.P. is duly qualified and in good standing as a foreign corporation authorized to do business in the State of Colorado and, to the best of our knowledge, in each jurisdiction in which Mortgaged Property is located or in which the failure to so qualify would have a materially adverse effect on the its business, condition or operations or on that of the Borrowers.

             (f) G.P. is the sole general partner of each of EDPO and MEPO.
G.P. and EDPO are the only general partners of each of Nominee and Concise. HEC is the sole general partner of each of Hallwood and HEPO.

        2. Power and Authority. Each of the Borrowers has all requisite partnership power and authority, to execute, deliver and perform its obligations under the Second Restatement, the documents listed in Section 6.01(f) of the Second Restatement (collectively, the "Collateral Documents"), Amendment No. 8 and the Notes and to borrow in the manner and for the purpose contemplated by the Second Restatement.

        3. Binding Obligation. The execution, delivery and performance by each of the Borrowers of the Second Restatement, the Collateral Documents, Amendment No. 8 and the Notes have been duly authorized by all necessary corporate or partnership action, as the case may be, and each of the Borrowers has executed and delivered the Second Restatement, Amendment No. 8, the Collateral Documents and the Notes. Under Texas law each of the Second Restatement, Amendment No. 8 and the Notes constitutes the legal, valid and binding obligation of each of the Borrowers, enforceable in accordance with its terms.

        4. Actions Pending. There is, to the best of our knowledge, no action, suit or proceeding pending or threatened which questions the validity or legality of, or seeks damages in connection with the Second Restatement and the Notes or any actions contemplated thereby. There is, to the best of our knowledge, no action, suit or proceeding pending or threatened which may reasonably be expected to result in an adverse decision that could have a materially adverse effect on the business or financial condition of the Borrowers, taken as a whole.

        5. No Conflicts. The execution, delivery and performance by each of the Borrowers of the Second Restatement, Amendment No. 8 and the Notes and the borrowings to be made under the Second Restatement do not and will not conflict with or violate the partnership agreement of any Borrower, the Certificate of Incorporation or bylaws of G.P., the Articles of Incorporation or bylaws of HEC or any law, statute, or published rule or regulation, or to the best of our knowledge, any writ, order or decision of any court or governmental instrumentality binding on any Borrower or General Partner, or, to the best of our knowledge, any indenture, mortgage, contract, instrument or agreement to which any Borrower or General Partner is a party or by which it or its assets is bound.

        6. No Approvals. Neither the execution, delivery or performance by each of the Borrowers or General Partners of the Second Restatement, Amendment No. 8 or the Notes nor the borrowings to be made under the Second Restatement require the consent or approval of any governmental authority.

        7. Investment Company Act. None of the Borrowers is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        8. Public Utility Holding Company Act. None of the Borrowers is a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" or a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

        The opinions expressed herein as to the enforceability of the Second Restatement, Amendment No. 8 and the Notes are qualified to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally. Additionally, in rendering such opinions we have assumed the due authorization, execution and delivery of Second Restatement, Amendment No. 8 and the Notes by all parties other than the Borrowers and the General Partners. Moreover, we express no opinion herein as to (a) the availability of equitable remedies (regardless of whether such remedy is sought in a proceeding at law or in equity) or the power of courts to award damages in lieu of granting equitable remedies (including the equitable remedy of specific performance), and (b) the enforceability of any provision in the Second Restatement and the Notes that purports to grant indemnification to any person for its own negligence or misconduct.

        We express no opinion herein as to (a) whether the provisions of the Second Restatement which permit the Agent, the Required Banks or any Bank to take action or make determinations may be subject to a requirement that such action be taken or such determination be made in good faith; (b) whether the holder of a Note may, under certain circumstances, be called upon to prove the outstanding principal amount of the loans evidenced thereby; (c) the effect of the law of any jurisdiction (other than Texas) wherein any Bank may be located which limits rates of interest which may be charged or collected by such Bank; and (d) the enforceability of (i) provisions relating to delay or omission of enforcement of rights or remedies, (ii) any agreement to agree, (iii) provisions relating to severability, and (iv) provisions purporting to waive rights to a trial by jury.

        Whenever this opinion states the existence or absence of any fact to the best of our knowledge, such statement is intended to convey that, during the course of our representation of the Borrowers with respect to matters addressed herein, no information has come to our attention which has given us actual knowledge of facts contrary to the statements so expressed herein.

        To the extent our opinions expressed in numbered paragraph 3 above pass upon the enforceability under Texas law of any "governing law" provision contained in the Second Restatement, Amendment No. 8 or the Notes, such opinion is based upon and limited to our determination that, subject to the considerations set forth in Appendix A to this opinion, if all material facts and issues of law are presented and properly argued, a Texas court or a federal court sitting in Texas and applying Texas law should give effect to such "governing law" provision, to the extent that such courts generally give effect to such provisions (e.g., the law of the forum may be applied to procedural matters including remedies).

        We are expressing no opinion herein as to the enforceability of any waiver of or submission to venue contained in the Second Restatement or the Notes.

        This opinion is limited in all respects to the laws of the States of Texas and Colorado, the Delaware Revised Uniform Limited Partnership Act, as amended, and the Federal law of the United States. Without limiting the generality of the foregoing, we express no opinion herein as to (a) the effect of the law (other than the laws specifically set forth in the first sentence of this paragraph) of any jurisdiction other than the State of Texas wherein any Lender may be located, or wherein enforcement of the Second Restatement, Amendment No. 8 and the Notes may be sought and (b) the applicability of the "legal investment laws" of any jurisdiction to the Lenders or the transactions contemplated by the Second Restatement, Amendment No. 8 and the Notes. Insofar as our opinions herein relate to the laws of the State of Colorado we have relied exclusively upon the opinion of Cathleen M. Osborn, Esq., General Counsel of Hallwood, a copy of which is attached, and we believe such reliance to be proper. Our opinion is furnished to you solely for the benefit of you and your counsel and for the benefit of any subsequent holder of the Notes in connection with the transactions contemplated by the Second Restatement and the Notes and may not be used or distributed for any other purpose without our prior written consent. This opinion speaks as of its date, and we undertake no, and hereby expressly disclaim any, duty to advise you or your counsel as to any changes of fact or law coming to our attention after the date hereof.

                                      Very truly yours,


SCHEDULE 1 TO OPINION OF
ANDREWS & KURTH


        EDPO is not currently qualified to do business in the State of Delaware.


APPENDIX A TO OPINION OF
ANDREWS & KURTH

        For purposes of rendering our opinion, we have relied upon or assumed the following:

        (a) the principal office of Morgan Guaranty Trust Company of New York, the Agent under the Second Restatement, is located in, and such agent is a corporation organized under the laws of, the State of New York;

        (b) the principal office of Prudential is located in, and Prudential is a mutual insurance corporation organized under the laws of, the State of New Jersey;

        (c)  the chief executive office of the Borrowers is located in Texas;

        (d) the Borrowers conduct significant business operations in the State of Colorado and the State of Texas;

        (e) the terms of the Financing Documents and the Security Documents have been subject to final approval by the principal offices of the Agent, the other Banks and Prudential, as applicable;

        (f) the Borrowers are required to make payments under the Second Restatement, the Amended and Restated Note Purchase Agreement dated as of May 7, 1990 between Prudential and Borrowers (as amended by Amendment Nos. 1 through 8 and the Notes to the Agent in the State of New York; and

        (g) under New York law, each of the Second Restatement, Amendment No. 8 and the Notes constitutes the legal valid and binding obligation of the Borrowers, enforceable in accordance with its terms.

        Effective as of September 1, 1993, the Texas legislature amended the Texas Business and Commerce Code to add Sections 35.51 and 35.52 to the Code. Subsection (b) of Section 35.51 states that, except as provided by Subsection
(e) of (f) of Section 35.51 or Section 35.52, if the parties to a "qualified transaction" agree in writing that a particular law governs the validity or enforceability of an agreement relating to the transaction, and the transaction bears a reasonable relationship to that jurisdiction, then the law (other than the conflict of law rules) of that chosen jurisdiction governs the issue involved "regardless of whether the application of that law is contrary to a fundamental or public policy of (Texas) or any other jurisdiction."

        Subsection (d) of Section 35.51 sets forth the criteria for determining when a transaction bears a reasonable relationship to a particular jurisdiction. The criteria set forth in this Subsection include the following: (a) a party to the transaction is a resident of the jurisdiction whose law is chosen; (b) a party to the transaction has its place of business or, if that party has more than one place of business, its chief executive office or an office from which it conducts a substantial part of the negotiations relating to the transaction, in that jurisdiction; (c) a party to the transaction is required to perform a substantial part of its obligations relating to the transaction, such as delivering payments, in that jurisdiction; or (d) a substantial part of the negotiations relating to the transaction, and the signing of an agreement relating to the transaction by a party to the transaction, occurred in that jurisdiction.

        The exceptions to Section 35.51(b) are set forth in Sections 35.51(e), 35.51(f) and 35.52. Section 35.52 applies to contracts that are principally for the construction or repair of improvements to real property located in Texas.
Section 35.51(f) states that Subsections (b) through (e) of Section 35.51 do not apply to the determination of the law that governs (1) certain transactions and issues related to real property, (2) matters relating to marriage, adoption, marital property rights and probate, and (e) an issue that another statute of Texas, or a statute of the United States provides, is governed by the law of a particular jurisdiction.

        Section 35.51 (e) states that, except as provided by Sections 35.51(f) and 35.52, if: "(1) the parties to a qualified transaction agree in writing that the law of a particular jurisdiction governs the validity or enforceability of an agreement relating to the transaction or a provision of the agreement; (2) the transaction bears a reasonable relation to that jurisdiction; and (3) a term of the agreement or of that provision is invalid or unenforceable under the law, other than conflict of laws rules, of that jurisdiction but is valid or enforceable under the law, other than conflict of laws rules, of the jurisdiction that has the most significant relation to the transaction, the subject matter of the transaction, and the parties, then: (A) the law, other than conflict of laws rules, of the jurisdiction that has the most significant relation to the transaction, the subject matter of the transaction, and the parties governs the validity or enforceability of that term; and (B) the law, other than conflict of laws rules, of the jurisdiction that the parties agree would govern the validity or enforceability of that agreement or of that provision governs the validity or enforceability of the other terms of that agreement or provision."

        We note, however, that Section 35.51 is a new statutory provision that has never been interpreted by the Texas courts. Further, Section 35.51 does not state whether it applies to contracts in existence prior to its effective date of September 1, 1993, and therefore it is not clear whether the Second Restatement, which amends and restates a contract that existed prior to September 1, 1993, would be entitled to the benefits of Section 35.51. To the extent Section 35.51 does not apply, the discussion below will be relevant.

        In DeSantis v. Wackenhut, 31 Tex. S. Ct. J. 616 (July 13, 1988), the Supreme Court of Texas purported to adopt section187 of the Restatement (Second) Conflict of Laws (1971) (the "Restatement") as the choice of law rule in contracts that are not governed by the Uniform Commercial Code. Subsection (2) of section187 provides in effect that "(t)he law of the state chosen by the parties to govern their contractual rights and duties will be applied . . . unless either (a) the chosen state has no substantial relationship to the parties or the transaction and there is no other reasonable basis for the parties' choice, or (b) application of the law of the chosen state would be contrary to a fundamental policy of a state which has a materially greater interest than the chosen state in the determination of the particular issue and which, under the rule of section188 (of the Restatement), would be the state of the applicable law in the absence of an effective choice by the parties."

        In DeSantis v. Wackenhut, the court applied section187 of the Restatement to determine whether Texas law or Florida law applied to a non-competition agreement that provided that it would be governed by the laws of the State of Florida. The court equated the requirement of clause (a) of Subsection (2) of section187 that there be a "substantial relationship" between the state whose law was chosen and the parties or the transaction with the requirement of prior Texas choice of law rules that there be a "reasonable relationship" between the parties and that state. On the basis that the employer's corporate headquarters were located in Florida and the employee was interviewed and hired in that state, the court held that a "reasonable relationship" existed between the parties and the State of Florida. In our view, the contacts between the State of New York and the parties to the Financing Documents support a conclusion that there is a "reasonable relationship" between those parties and the State of New York. In our view the contacts between the State of Texas and the parties to the Security Documents support a conclusion that there is a "reasonable relationship" between those parties and the State of Texas.

        Clause (b) of Subsection (2) of section187 of the Restatement provides in effect that the fact that the application of the law chosen by the parties would be contrary to a fundamental policy of another state will not invalidate the parties' choice of law unless (i) the other state has a "materially greater interest" in the issue than the state whose law was chosen and (ii) under section188 of the Restatement, the other state's law would apply to the contract in the absence of the parties' choice of law. However, in DeSantis v. Wackenhut, the court interpreted section187 of the Restatement to mean that "the law of the chosen state must not be contrary to a fundamental policy" of the State of Texas. It is unclear whether the court intended this interpretation to apply even if the State of Texas does not have a materially greater interest in the issue than the state whose law was chosen and even if the local law of the State of Texas would not be the applicable law in the absence of an effective choice of law.

        Subsection (1) of section188 of the Restatement is the rule of the Restatement for determining the law that will govern an issue in contract when the parties do not effectively contract for the application of a particular state's local law. That subsection states that "(t)he rights and duties of the parties with respect to an issue in contract are determined by the local law of the state which, with respect to that issue, has the most significant relationship (rather than only a "substantial relationship") to the transaction and the parties under the principles stated in section6" of the Restatement. Under Subsection (2) of section188 of the Restatement, the contacts to be taken into account in applying the principles of section6 of the Restatement include "(a) the place of contracting, (b) the place of negotiation of the contract, (c) the place of performance, (d) the location of the subject matter of the contract, and (e) the domicile, residence, nationality, place of incorporation and place of business of the parties." In our view, it is unclear whether the contacts between the State of Texas and the transaction evidenced by, and the parties to, the Security Documents would support a conclusion that the State of Texas has the "most significant relationship" to the transaction and the parties, such that in the absence of a "governing law" provision, Texas law would apply under Subsection (1) of section188 of the Restatement. Therefore, under Subsection (2) of section187 of the Restatement, the parties' choice of Texas law to govern their respective rights and duties under the Security Documents may not be effective if the application of Texas law to that issue would be contrary to a fundamental policy of another state and such other state was found to have a materially greater interest than the State of Texas in the determination of that issue.

        In addition, in our view, it is unclear whether the contacts between the State of New York and the transaction evidenced by, and the parties to, the Financing Documents would support a conclusion that the State of New York has the "most significant relationship" to the transaction and the parties, such that in the absence of a "governing law" provision, New York law would apply under Subsection (1) of section188 of the Restatement. Therefore, under Subsection (2) of section187 of the Restatement, the parties' choice of New York law to govern their respective rights and duties under the Financing Documents may not be effective if the application of New York law to that issue would be contrary to a fundamental policy of the State of Texas and the State of Texas was found to have a materially greater interest than the State of New York in the determination of that issue.

        In Uniwest Mortgage Co. v. Dadecor Condominiums, Inc., 877 F.2d 431
(5th Cir. 1989), the United States Court of Appeals for the Fifth Circuit recognized the Texas Supreme Court's adoption of section187 of the Restatement and applied that section to determine whether the usury laws of Texas or of Colorado governed the rights and duties of the parties to a contract that provided that it would be governed by the laws of the State of Colorado. Although clause (b) of Subsection (2) of section187 of the Restatement calls for a determination whether the state whose law would apply in the absence of an effective choice of law has a "materially greater interest" than the chosen state "in the determination of the particular issue," the court stated that Colorado law would apply unless the interest of the State of Texas "in the contract" was materially greater than that of the State of Colorado. In making that determination, the court examined the relationship of each state to the transaction in light of the contacts set forth in Subsection (2) of section188 of the Restatement. The court concluded that the facts of the case did not support a characterization of the State of Colorado or the State of Texas as "the place of contracting" or "the place of negotiation of the contract." However, on the basis that the borrower was a Texas corporation with its principal place of business in Colorado, and the performance of the contract occurred in Colorado, the court concluded "as a matter of law that Texas' interest in the contract is not materially greater than Colorado's interest in the contract." In our view, the contacts between the State of Texas and the Security Documents support a conclusion that another state does not have a "materially greater interest" in that contract that the State of Texas. In addition in our view, the contacts between the State of New York and the Financing Documents support a conclusion that the State of Texas does not have a "materially greater interest" in that contract than the State of New York. Therefore, applying the rationale of Uniwest Mortgage Co. v. Dadecor Condominiums, Inc., under Subsection (2) of section187 of the Restatement, the parties' choice of New York law to govern their respective rights and duties under the Financing Documents would appear to be effective even if the application of New York law to that issue would be contrary to a fundamental policy of the State of Texas and Texas law would be applicable to the Financing Documents in the absence of the parties' choice of law.

        Because in DeSantis v. Wackenhut, the court interpreted section 187 of the Restatement to mean that "the law of the chosen state must not be contrary to a fundamental policy" of the State of Texas, and because the court applied that interpretation to invalidate the parties' choice of Florida law, whether the courts of the State of Texas would give effect to your and the Borrowers' choice of New York law may depend on whether the usury statutes of the State of Texas constitutes a "fundamental policy". We are not aware of any reported decision by the courts of the State of Texas that has addressed whether the usury statutes of the State of Texas constitute a "fundamental policy". However in Woods-Tucker Leasing Corp. v. Hutchinson-Ingram, 642 F.2d 744 (5th Cir.
1981), the United States Court of Appeals for the Fifth Circuit stated that upholding a contractual choice of law that requires the application of the usury laws of another state does not offend fundamental public policy of the State of Texas. This statement is consistent with the result in Securities Investment Company of St. Louis v. Finance Acceptance Corporation, 474 S.W.2d 261 (Tex. Civ. App. 1971, writ ref'd n.r.e.), in which a Texas court, without requiring that the application of another state's usury statutes not be contrary to a fundamental policy of the State of Texas, applied prior Texas choice of law rules to enforce a contractual choice of Missouri law that denied corporations the defense of usury. We call to your attention Article 5060-1.02 of the Texas Revised Civil Statutes Annotated, which provides that "all contracts for usury are contrary to public policy . . . ."  This statute was in effect at the time
Woods-Tucker Leasing Corp. v. Hutchinson-Ingram was decided.

        In rendering the opinion expressed herein, we are not passing upon the right of any party to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court.


                          OPINION OF CATHLEEN M. OSBORN
                           HALLWOOD ENERGY CORPORATION

March 31, 1995


Andrews & Kurth L.L.P.
425 Lexington Avenue
New York, NY   10017

        Re: Hallwood Energy Partners, L.P., HEP Operating Partners, L.P., EDP Operating, Ltd., EM Nominee Partnership Company, Concise Oil and Gas Partnership and May Energy Partners Operating Partnership Ltd. (the "Borrowers")

Ladies and Gentlemen:

        I am General Counsel to Hallwood Energy Corporation, a Texas corporation ("HEC"), which is the general partner of Hallwood Energy Partners, L.P. ("HEP") and of HEP Operating Partners, L.P. ("HEPO"), and to Hallwood G.P., Inc., a Delaware corporation ("HGP"), which is the general partner of EDP Operating, Ltd., a Colorado limited partnership ("EDPO"). EDPO is a general partner of EM Nominee Partnership Company, a Colorado general partnership ("Nominee"), Concise Oil and Gas Partnership, a Colorado general partnership ("Concise") and May Energy Partners Operating Partnership Ltd., a Texas limited partnership ("MEPO").

        You have requested my opinion in connection with the delivery of your opinion pursuant to Section 6.01(d) of the Second Amended and Restated Credit Agreement, dated as of March 31, 1995, among the Borrowers and Banks and Morgan Guaranty Trust Company of New York as Agent (the "Credit Agreement"). Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

        In connection with the opinions expressed below, I have examined such instruments, documents and records as I deem necessary to express the opinions hereinafter set forth.

        For purposes of this opinion, I have assumed the genuineness of all signatures appearing on the documents examined by me, the authenticity of all documents submitted to me as originals and the conformity with the original documents of all documents submitted to me as copies.

        Based on the foregoing and subject to the qualifications and limitations set forth below, I am of the opinion that:

        1. Each of the Borrowers has all requisite power and authority pursuant to the laws under which such Borrower was formed to conduct its business as currently conducted.

        2. Each of the Borrowers has all requisite power and authority to execute, deliver and perform its obligations under the Credit Agreement, the documents listed in Section 6.01(f) of the Credit Agreement (collectively, the "Collateral Documents"), Amendment No. 8 and the Notes and to borrow in the manner and for the purposes contemplated by the Credit Agreement.

        3. The execution, delivery and performance by each of the Borrowers, and the general partners of EDPO, Nominee, Concise and MEPO of the Credit Agreement, Collateral Documents, Amendment No. 8 and the Notes, and the borrowings to be made under the Credit Agreement do not and will not conflict with or violate the partnership agreements of Nominee, Concise or MEPO, the Partnership Certificate of EDPO, the certificate of incorporation or bylaws of HEC or HGP, or any law, statute or published rule or regulation or, to the best of my knowledge, any writ, order or decision of any court or governmental instrumentality binding on any Borrower, or a general partner of EDPO, Nominee, Concise or MEPO or, to the best of my knowledge, any indenture, mortgage, contract, instrument or agreement to which any Borrower, or a general partner of EDPO, Nominee, Concise or MEPO is a party or by which it or its assets is bound.

        I am expressing no opinion herein as to the title of the Borrowers to their properties, the descriptions of properties contained in the Financing Documents, the rank of the liens and perfection of the security interest created by the Financing Documents or any other related documents.

        I have assumed that all consideration to be received with respect to the indebtedness evidenced by the Notes, as amended, is reflected in the Credit Agreement and the Notes.

        This opinion is limited in all respects to the laws of the State of Colorado, the corporate and the limited partnership laws of the State of Delaware and the Federal law of the United States. Without limiting the generality of the foregoing, I express no opinion herein as to (a) the effect of the law of any jurisdiction other than the State of Colorado wherein any Lender may be located, or where enforcement of the Credit Agreement or the Financing Documents may be sought, (b) the applicability of the "legal investment laws" of any jurisdiction to the Lenders or the transactions contemplated by the Credit Agreement or the Financing Documents and (c) any matters involving Regulations G, U or X of the Board of Governors of the Federal Reserve System.

        This opinion is furnished to you solely for your use in connection with your opinion of even date herewith and may be relied upon only by you.

                                      Very truly yours,


                                      Cathleen M. Osborn



                                   EXHIBIT C

                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                  FOR THE AGENT


                                      (Effective Date)


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

             We have participated in the preparation of the Second Amended and Restated Credit Agreement (the "Credit Agreement") dated as of March 31, 1995 among Hallwood Energy Partners, L.P., a Delaware limited partnership, HEP Operating Partners, L.P., a Delaware limited partnership, EDP Operating, Ltd., a Colorado limited partnership, EM Nominee Partnership Company, a Colorado general partnership, Concise Oil and Gas Partnership, a Colorado general partnership, May Energy Partners Operating Partnership, Ltd., a Texas limited partnership (the "Borrowers"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 6.01(e) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

             We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

             We have assumed that the execution, delivery and performance by the Borrowers of the Credit Agreement and the Notes are within their respective powers and have been duly authorized by all necessary action.

             Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of each Borrower and the Notes constitute valid and binding obligations of each Borrower, in each case enforceable in accordance with their respective terms, except (i) as such validity, binding effect and enforceability may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) as such enforceability may be subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             We are qualified to practice law in the State of New York. We do not express any opinion herein concerning any laws of any jurisdiction other than the State of New York or as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

                                      Very truly yours,




                                   EXHIBIT D

                        ASSIGNMENT AND ASSUMPTION AGREEMENT


             AGREEMENT dated as of ______, 19__ among (ASSIGNOR) (the "Assignor"), (ASSIGNEE) (the "Assignee"), HALLWOOD ENERGY PARTNERS, L.P., a Delaware limited partnership, HEP OPERATING PARTNERS, L.P., a Delaware limited partnership, EDP OPERATING, LTD., a Colorado limited partnership, EM NOMINEE PARTNERSHIP COMPANY, a Colorado general partnership, CONCISE OIL AND GAS PARTNERSHIP, a Colorado general partnership, MAY ENERGY PARTNERS OPERATING PARTNERSHIP LTD., a Texas limited partnership, (collectively the "Borrowers"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent") and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Collateral Agent (the "Collateral Agent").

                               W I T N E S S E T H

             WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Second Amended and Restated Credit Agreement dated as of March 31, 1995 among the Borrowers, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement") and to the Amended and Restated Sharing Agreement dated as of March 31, 1995 among the Borrowers, the Assignor and the other Banks party thereto, The Prudential Insurance Company of America and the Collateral Agent (the "Sharing Agreement");

             WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $__________;

             WHEREAS, Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

             WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

             NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

             SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

             SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Sharing Agreement and the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Sharing Agreement and the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrowers and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Sharing Agreement and the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

             SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_________*. 2 It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

             SECTION 4. Consent. This Agreement is conditioned upon the consent of the Borrowers, the Agent and the Collateral Agent pursuant to Section 8.06(c) of the Credit Agreement. The execution of this Agreement by the Borrowers, the Agent and the Collateral Agent is evidence of this consent. Pursuant to Section 8.06(c) the Borrowers agree to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

             SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrowers, or the validity and enforceability of the obligations of the Borrowers in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

             SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

             SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                  (ASSIGNOR)


                                  By_________________________
                                    Title:

                                  (ASSIGNEE)


                                  By__________________________
                                    Title:




           2 * Amount should combine principal together with accrued
             interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by
             the Assignor to the Assignee.   It may be preferable in an
             appropriate case to specify these amounts generically or by formula rather than as a fixed sum.


                                  HALLWOOD ENERGY PARTNERS, L.P.
                                  HEP OPERATING PARTNERS, L.P.


                                  By:  HALLWOOD ENERGY
                                        CORPORATION

                                  By____________________________
                                    Title:

                                  The General Partner of
                                  Hallwood Energy Partners,
                                  L.P. and HEP Operating
                                  Partners, L.P.


                                  EDP OPERATING, LTD.
                                  individually and as
                                  a general partner of
                                  EM NOMINEE PARTNERSHIP COMPANY
                                    and CONCISE OIL AND GAS
                                    PARTNERSHIP
                                  EM NOMINEE PARTNERSHIP COMPANY
                                  CONCISE OIL AND GAS PARTNERSHIP
                                  MAY ENERGY PARTNERS OPERATING
                                    PARTNERSHIP LTD.


                                  By:  HALLWOOD G.P., INC.,
                                       formerly known as QUINOCO
                                       ENERGY, INC.


                                  By
                                     Title:

                                  The General Partner of May
                                  Energy Partners Operating
                                  Partnership Ltd. and EDP
                                  Operating Ltd. and EM Nominee
                                  Partnership Company and
                                  Concise Oil and Gas
                                  Partnership


                                  MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK, as Agent


                                  By____________________________
                                    Title:


                                  FIRST UNION NATIONAL
                                  BANK OF NORTH CAROLINA,
                                    as Collateral Agent for the
                                    Banks
                                    By:  FIRST UNION CORPORATION
                                    OF NORTH CAROLINA its Agent



                                   By___________________________
                                    Title:



                                    EXHIBIT E

                                 AMENDMENT NO. 8
                             TO AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT

             AMENDMENT dated as of March   , 1995 between THE PRUDENTIAL
INSURANCE COMPANY OF AMERICA ("Prudential") and HALLWOOD ENERGY PARTNERS, L.P., a Delaware limited partnership ("Hallwood"), HEP OPERATING PARTNERS, L.P., a Delaware limited partnership, EDP OPERATING, LTD., a Colorado limited partnership, EM NOMINEE PARTNERSHIP COMPANY, a Colorado general partnership, CONCISE OIL AND GAS PARTNERSHIP, a Colorado general partnership and MAY ENERGY PARTNERS OPERATING PARTNERSHIP LTD., a Texas limited partnership.

                              W I T N E S S E T H :

             WHEREAS, the parties hereto have entered into an Amended and Restated Note Purchase Agreement dated as of May 7, 1990 (as amended by Amendment Nos. 1 through 7 thereto, the "Note Purchase Agreement"); and

             WHEREAS, the parties hereto wish to amend certain provisions of the Note Purchase Agreement as set forth below;

             NOW, THEREFORE, the parties hereto agree as follows:

             SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Note Purchase Agreement (including any Schedule thereto), shall have the meaning assigned to such term in the Note Purchase Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Note Purchase Agreement" and each other similar reference contained in the Note Purchase Agreement shall, from and after the date hereof, refer to the Note Purchase Agreement as amended hereby.

             SECTION 2. Amendment of Certain Schedules to the Note Purchase Agreement. Schedules A, A-1, B, B-2 and C to the Note Purchase Agreement are amended to read in their entirety as set forth on Schedule A, A-1, B, B-2 and C hereto, respectively.

             SECTION 3.   Governing Law.   This Amendment shall be governed by
and construed in accordance with the laws of the State of New York.

             SECTION 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective on the later of (i) the date the Agent shall have received duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party) and (b) the date the Second Amended and Restated Credit Agreement dated as of March 31, 1995 among the Borrowers, the banks listed therein and Morgan Guaranty Trust Company of New York, as Agent becomes effective in accordance with Section 6.01 thereof.

             IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                  BORROWERS:

                                  HALLWOOD ENERGY PARTNERS, L.P.
                                  HEP OPERATING PARTNERS, L.P.

                                  By:  HALLWOOD ENERGY
                                       CORPORATION


                                  By
                                     Title:


                                  The General Partner of
                                  Hallwood Energy Partners, L.P.
                                  and HEP Operating Partners, L.P.


                                  MAY ENERGY PARTNERS OPERATING
                                    PARTNERSHIP LTD.,
                                  EDP OPERATING, LTD.
                                    individually and as
                                    a general partner of
                                    EM NOMINEE PARTNERSHIP
                                    COMPANY
                                    and CONCISE OIL AND GAS
                                    PARTNERSHIP
                                  EM NOMINEE PARTNERSHIP COMPANY
                                  CONCISE OIL AND GAS
                                  PARTNERSHIP

                                  By:  HALLWOOD G.P., INC.,
                                  formerly known as QUINOCO
                                  ENERGY, INC.


                                  By
                                     Title:


                                  The General Partner of May Energy Partners
                                  Operating Partnership Ltd. and EDP Operating, Ltd. and EM Nominee Partnership Company and Concise Oil and Gas Partnership


                                  THE PRUDENTIAL INSURANCE
                                    COMPANY OF AMERICA


                                  By
                                     Title: